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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-181470

Subject to Completion, dated November 7, 2012

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 29, 2012)

$100,000,000

        % Convertible Senior Notes due 2016

                We are offering $100 million principal amount of our      % Convertible Senior Notes due 2016, or the "Notes." We will pay interest on the Notes semi-annually, in arrears, on May 15 and November 15 of each year, beginning on May 15, 2013. The Notes will mature on November 15, 2016.

                The Notes are our unsecured senior obligations and rank equally with all of our other unsecured, unsubordinated indebtedness from time to time outstanding. The Notes are effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, the Notes are structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

                Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date. The Notes are convertible at a conversion rate of                        shares per $1,000 principal amount of Notes, which is equal to a conversion price of approximately $            per share, subject to adjustment. If a holder elects to convert Notes in connection with a make-whole fundamental change, as described in this prospectus supplement, such holder may also be entitled to receive a make-whole premium upon conversion in certain circumstances.

                We may not redeem the Notes at our option. No sinking fund is provided for the Notes.

                Upon a fundamental change, as defined herein, holders may require us to repurchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date, as defined herein.

                We do not intend to apply to list the Notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on the New York Stock Exchange under the symbol "SFI." The last reported sale price of our common stock on the New York Stock Exchange on November 6, 2012 was $8.49 per share.

                Concurrently with this offering of Notes, pursuant to a separate prospectus supplement, we are offering $250 million aggregate principal amount of our      % Senior Notes due 2018, or the "2018 Notes," which offering we refer to in this prospectus supplement as the "2018 Notes Offering." Neither the completion of this offering of Notes nor the 2018 Notes Offering is contingent on the completion of the other offering.

                See "Risk Factors," beginning on page S-8 of this prospectus supplement and on page 14 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for a discussion of certain risks you should consider before investing in the Notes.

	Public offering price(1)	Underwriting discount	Proceeds, before expenses, to us(1)
Per Note	%	%	%
Total	$	$	$

(1)
Plus accrued interest from                                        , 2012, if settlement occurs after that date.

                The public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from            , 2012 and must be paid if the Notes are delivered after                    , 2012.

                We have granted the underwriters the option, exercisable within 30 days of the date of this prospectus supplement, to purchase up to an additional $15,000,000 aggregate principal amount of Notes.

                Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or the common stock, if any, into which the Notes may be converted or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                The Notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York on or about                        , 2012.

BofA Merrill Lynch	Barclays	J.P. Morgan

The date of this prospectus supplement is                        , 2012.

              This document is in two parts. The first part is the prospectus supplement, which describes the terms of this offering and adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information contained in this prospectus supplement.

              In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

              Unless otherwise stated or the context requires otherwise, references to "iStar," "the Company," "we," "us" and "our" are to iStar Financial Inc. and its consolidated subsidiaries.

              This prospectus supplement includes information regarding the 2018 Notes Offering. This information has been included for informational purposes only in light of the possible impact of this concurrent offering on our financial position and results of operations. Nothing herein should be construed as a solicitation of an offer to purchase, or an offer to sell, any securities other than the Notes. Any offer to purchase any 2018 Notes will be made only upon the terms and conditions set forth in the prospectus supplement related to the 2018 Notes Offering and its accompanying prospectus.

S-ii

FORWARD-LOOKING STATEMENTS

              We make statements in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." Forward-looking statements are included with respect to, among other things, our current business plan, business strategy, portfolio management, prospects and liquidity. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results or outcomes to differ materially from those contained in the forward-looking statements. Certain important factors that we believe might cause such differences are discussed in the section entitled "Risk Factors," beginning on page S-8 of this prospectus supplement and on page 14 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In assessing all forward-looking statements, readers are urged to read carefully all cautionary statements contained in this prospectus and the documents we incorporate by reference.

S-iii

SUMMARY

iStar Financial Inc.

              We are a fully-integrated finance and investment company focused on the commercial real estate industry. We provide custom-tailored investment capital to high-end private and corporate owners of real estate and invest directly across a range of real estate sectors. We are taxed as a real estate investment trust, or "REIT," for U.S. federal income tax purposes and have invested more than $35 billion over the past two decades. Our three primary business segments are lending, net leasing and real estate investment.

              Our lending portfolio is primarily comprised of senior and mezzanine real estate loans that typically range in size from $20 million to $150 million and have original terms generally ranging from three to ten years. These loans may be either fixed-rate (based on the U.S. Treasury rate plus a spread) or variable-rate (based on LIBOR plus a spread) and are structured to meet the specific financing needs of borrowers. Our portfolio also includes senior and subordinated loans to corporations, particularly those engaged in real estate or real estate related businesses. These financings may be either secured or unsecured, typically range in size from $20 million to $150 million and have initial maturities generally ranging from three to ten years. Our loan portfolio includes whole loans, loan participations and debt securities.

              Our net lease portfolio is primarily comprised of properties owned by us and leased to single creditworthy tenants, where the properties are generally mission critical headquarters or distribution facilities that are subject to long-term leases. Most of the leases provide for expenses at the facility to be paid by the tenant on a triple net lease basis. Net lease transactions have initial terms generally ranging from 15 to 20 years and typically range in size from $20 million to $150 million.

              Our real estate investment portfolio includes real estate held for investment, or "REHI," and other real estate owned, or "OREO," properties primarily acquired through foreclosure or through deed-in-lieu of foreclosure in full or partial satisfaction of non-performing loans. Through the infusion of capital and/or intensive asset management, we generally seek to reposition and redevelop these assets with the objective of maximizing their value. We have developed significant expertise in the ownership and repositioning of multifamily, condominium, master planned and development properties.

              Our primary sources of revenues are interest income, which is the interest that borrowers pay on loans, and operating lease income, which is the rent that corporate customers pay to lease our properties. We primarily generate income through the "spread" or "margin," which is the difference between the revenues generated from loans and leases and interest expense and the cost of our net lease operations. Going forward, we also expect to earn income from our other real estate investments. Income from real estate investments may include operating revenues as well as income from sales of properties either in bulk or through unit sales. This income will be reduced by holding costs while the real estate investments are redeveloped, repositioned and eventually sold.

              Our principal executive offices are located at 1114 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 930-9400. Our website is www.istarfinancial.com. The information on our website is not considered part of this prospectus supplement or the accompanying prospectus.

Recent Developments

              On October 15, 2012, we entered into a $1.82 billion senior secured credit facility due October 15, 2017, with JPMorgan Chase Bank, N.A., as administrative agent, Barclays Bank PLC, as syndication agent, Bank of America, N.A., as documentation agent, and J.P. Morgan Securities LLC and Barclays Bank PLC, as joint physical bookrunners and, together with Merrill Lynch, Pierce, Fenner & Smith Incorporated., as joint lead arrangers and bookrunners, or the "New Credit Agreement." We used the net proceeds from the New Credit Agreement to refinance the remaining outstanding balance on our $2.95 billion secured credit agreement entered into on March 16, 2011, or the "2011 Credit Agreement." The New Credit Agreement bears interest at a rate of LIBOR plus 4.50%, with a 1.25% LIBOR floor, and was issued at 99.0% of par. Outstanding borrowings under the New Credit Agreement are collateralized by a first lien on a fixed pool of approximately $2.29 billion of assets, with required minimum collateral coverage of not less than 125.0% of outstanding borrowings. If our collateral coverage is less than 137.5% of outstanding borrowings, 100.0% of the proceeds from principal repayments and sales of collateral will be applied to repay outstanding borrowings under the New Credit Agreement. For so long as our collateral coverage is between 137.5% and 150.0% of outstanding borrowings, 50.0% of proceeds from principal repayments and sales of collateral will be applied to repay outstanding borrowings under the New Credit Agreement and for so long as our collateral coverage is greater than 150.0% of outstanding borrowings, we may retain all proceeds from principal repayments and sales of collateral.

              As of June 30, 2012, the aggregate amount of our outstanding consolidated indebtedness was $5.7 billion, of which $3.1 billion was secured indebtedness. Since June 30, 2012 and through October 15, 2012, we have (i) repaid $469.2 million of our senior unsecured convertible notes due October 2012; (ii) repaid $276.1 million of borrowings outstanding under the 2011 Credit Agreement; and (iii) used net proceeds from the New Credit Agreement to refinance the remaining $1.82 billion balance outstanding under the 2011 Credit Agreement.

Recent Results

Third Quarter 2012 Results

              On October 26, 2012, we reported our financial results for the quarter ended September 30, 2012. We reported net income (loss) allocable to common shareholders for the quarter ended September 30, 2012 of ($71.8) million, or ($0.86) per diluted common share, compared to net income (loss) allocable to common shareholders of ($62.2) million, or ($0.71) per diluted common share, for the same period last year. This increase in net loss was primarily due to the fact that our results in the prior year included a one-time $22.2 million gain from discontinued operations associated with the sale of a significant net lease asset portfolio.

              Adjusted income (loss) allocable to common shareholders for the quarter ended September 30, 2012 was ($26.0) million, compared to ($19.0) million for the quarter ended September 30, 2011. Adjusted income (loss) represents net income computed in accordance with GAAP, prior to the effects of certain non-cash items, including depreciation, loan loss provisions and impairments. Please see the table below for a reconciliation of adjusted income (loss) to net income (loss).

              Our adjusted EBITDA for the quarter ended September 30, 2012 was $76.6 million, compared to $83.1 million for the same period last year. Please see the table below for a reconciliation of adjusted EBITDA to net income (loss).

              During the quarter ended September 30, 2012, we generated $318.0 million of proceeds from our portfolio, which was comprised of $157.9 million in principal repayments, $79.5 million of residential unit sales, $67.1 million from sales of owned real estate assets and $13.4 million from other investments. Additionally, we funded a total of $28.4 million of investments.

              Our total liabilities as of September 30, 2012 were $5.53 billion and included $2.89 billion of secured debt, $2.50 billion of unsecured senior notes and other unsecured debt obligations. For the quarter ended September 30, 2012, our weighted average effective cost of debt was 6.5% and at September 30, 2012 our cash and cash equivalents, including cash reserved for repayment of indebtedness, totaled $739.3 million. We subsequently used $460.7 million of such cash to repay our senior unsecured convertible notes due October 2012.

Portfolio Overview

              As of September 30, 2012, our total portfolio had a carrying value of $6.00 billion (gross of general loan loss reserves). The portfolio was comprised of $2.16 billion of loans, $1.54 billion of net lease assets, $1.88 billion of owned real estate and $419.6 million of other investments.

              As of September 30, 2012, our non-performing loans had a carrying value of $639.9 million (net of $490.6 million of specific reserves), compared to $639.0 million (net of $491.3 million of specific reserves) at June 30, 2012.

              During the quarter ended September 30, 2012, we recorded $16.8 million in loan loss provision compared to $26.5 million in the quarter ended June 30, 2012. As of September 30, 2012, loan loss reserves totaled $543.5 million (or 20.4% of the total gross carrying value of our loans), compared to loan loss reserves of $563.8 million (or 19.8% of total gross carrying value of loans) at June 30, 2012.

              As of September 30, 2012, our $1.54 billion of net lease assets (net of $352.7 million of accumulated depreciation) were 91.3% leased with a weighted average remaining lease term of 12.0 years. During the quarter ended September 30, 2012, we recorded $3.6 million of impairments within our net lease asset portfolio.

              As of September 30, 2012, our $1.88 billion owned real estate portfolio was comprised of $985.5 million of operating commercial real estate assets and $896.1 million of land assets. Approximately $706.7 million of these assets have been classified as other real estate owned, based on management's current intention to market and sell the assets in the near term, while approximately $1.17 billion have been classified as real estate held for investment, based on management's current intention and strategy to hold, operate or develop the assets over a longer-term.

              During the quarter ended September 30, 2012, our owned real estate portfolio generated $29.9 million of combined revenue and income from sales of residential property units, offset by $24.5 million of net expenses.

              As of September 30, 2012, our ratio of unencumbered assets to unsecured debt was 1.5x.

Adjusted Income

	Three Months Ended September 30,
	2012	2011
	(in thousands)
	(unaudited)
Reconciliation of Net Income (Loss) to Adjusted Income
Net income (loss) allocable to common shareholders	$(71,784)	$(62,231)
Add: Depreciation and amortization	16,787	15,077
Add: Provision for loan losses	16,834	9,232
Add: Impairment of assets	6,542	9,912
Add: Stock-based compensation expense	3,512	7,153
Less: Loss on early extinguishment of debt, net	3,694	3,207
Less: HPU/Participating Security allocation	(1,555)	(1,394)

Adjusted income (loss) allocable to common shareholders(1)	$(25,970)	$(19,044)

Adjusted EBITDA

	Three Months Ended September 30,
	2012	2011
	(in thousands)
	(unaudited)
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(64,306)	$(54,661)
Add: Interest expense	91,777	91,777
Add: Income tax expense	1,791	1,354
Add: Depreciation and amortization	16,787	15,077

EBITDA	$46,049	$53,547
Add: Provision for loan losses	16,834	9,232
Add: Impairment of assets	6,542	9,912
Add: Stock-based compensation expense	3,512	7,153
Less: Loss on early extinguishment of debt, net	3,694	3,207

Adjusted EBITDA(1)	$76,631	$83,051

(1)
Adjusted income (loss) allocable to common shareholders and adjusted EBITDA should be examined in conjunction with net income (loss) as described above. These non-GAAP financial measures should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of our performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs or available for distribution to shareholders. It should be noted that our manner of calculating these non-GAAP financial measures may differ from the calculations of similarly-titled measures by other companies. Management believes that it is useful to consider adjusted income (loss) and adjusted EBITDA because the adjustments are non-cash items that do not necessarily reflect an actual change in the long-term economic value or performance of our assets. Management considers these non-GAAP financial measures as supplemental information to net income in analyzing the performance of our underlying business. Interest expense and depreciation and amortization exclude adjustments from discontinued operations of $1,118 and $1,124, respectively, for the three months ended September 30, 2011.

The Offering

              The following is a brief summary of the terms of this offering. For a complete description of the terms of the Notes, see "Description of the Notes" in this prospectus supplement.

Issuer	iStar Financial Inc.
Securities Offered	$100,000,000 aggregate principal amount, or $115,000,000 aggregate principal amount if the underwriters exercise their option to purchase additional Notes in full.
Maturity	November 15, 2016, unless earlier repurchased or converted.
Interest Rate	The Notes will bear interest at % per year (calculated using a 360-day year comprised of twelve 30-day months),
Interest Payment Dates	Interest on the Notes will be paid on each May 15 and November 15, commencing May 15, 2013. Interest on the Notes will accrue from , 2012.
Ranking

The Notes are our unsecured senior obligations and rank equally with our existing and future unsecured senior indebtedness and, to the extent we incur subordinated indebtedness in the future, senior to such indebtedness. The Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness and all indebtedness and other liabilities of our subsidiaries (including indebtedness of iStar Financial Inc. guaranteed by its subsidiaries).

As of June 30, 2012, the aggregate amount of our outstanding consolidated indebtedness was $5.7 billion, of which $3.2 billion was debt of our subsidiaries and $3.1 billion was secured indebtedness (which amount also includes debt of our subsidiaries). After giving effect to the (i) repayment of $469.2 million of our senior unsecured convertible notes due October 2012, (ii) repayment of $276.1 million of borrowings outstanding under the 2011 Credit Agreement, (iii) borrowings under the New Credit Agreement and our use of the net proceeds of the New Credit Agreement to refinance the remaining $1.82 billion balance outstanding under the 2011 Credit Agreement, (iv) issuance of the Notes in this offering and the application of the net proceeds therefrom as described under "Use of Proceeds" and (v) issuance of $250 million of Senior Notes due 2018 in the 2018 Notes Offering and the application of the net proceeds from such issuance to redeem certain of our unsecured senior notes maturing in 2013 (the transactions set forth in clauses (i) through (v) being hereinafter referred to as the "Transactions"), our outstanding consolidated indebtedness on a pro forma, as adjusted basis would have been $4.9 billion, of which $3.0 billion would have been debt of our subsidiaries (including indebtedness of iStar Financial Inc. guaranteed by our subsidiaries) and $2.9 billion would have been secured indebtedness (which amount also includes debt of our subsidiaries), and we would have had $3.4 billion of unencumbered assets.
The terms of the indenture under which the Notes are issued do not limit our or our subsidiaries' ability to incur additional debt, including secured debt.
Conversion Rights

The Notes are convertible, at the option of the holder, at any time on or prior to the close of business on the business day immediately preceding the stated maturity date, into shares of our common stock at an conversion rate of            shares per $1,000 principal amount of Notes, which is equal to an conversion price of approximately $      per share. The conversion rate is subject to adjustment as set forth in "Description of the Notes—Adjustment of Conversion Rate."

Fundamental Change Make-Whole Premium

If certain make-whole fundamental changes (as described in this prospectus supplement) occur, in certain circumstances we will pay a fundamental change make-whole premium on Notes converted in connection with such make-whole fundamental change by increasing the conversion rate on such Notes.

The amount of the fundamental change make-whole premium, if any, will be based on the price of our common stock and the effective date of the make-whole fundamental change. A description of how the fundamental change make-whole premium will be determined and a table showing the fundamental change make-whole premium that would apply at various hypothetical common stock prices and make-whole fundamental change effective dates is set forth under "Description of the Notes—Fundamental Change Make-Whole Premium."

Repurchase of Notes by Us at the Option of the Holders upon a Fundamental Change

If a fundamental change occurs, each holder will have the option to require us to repurchase all or any portion of that holder's Notes for cash. The fundamental change repurchase price will be 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date, as defined under "Description of the Notes—Repurchase at Option of Holders Upon a Fundamental Change."

Covenants

Neither the Notes nor the indenture governing the Notes will contain any financial covenants or any restrictions, among other things, on the payment of dividends, the incurrence of other indebtedness, the incurrence of liens or the issuance or repurchase of securities by us.

Use of Proceeds

We will use a portion of the net proceeds from this offering and the 2018 Notes Offering to redeem the remaining $67 million aggregate principal amount of our 6.5% Senior Notes due 2013 and the remainder of the net proceeds from this offering and the 2018 Notes Offering to redeem approximately $263 million aggregate principal amount of our 8.625% Senior Notes due 2013.

Neither the completion of this offering of Notes nor the 2018 Notes Offering is contingent on the completion of the other offering. If the 2018 Notes Offering is not completed, the aggregate principal amount of 8.625% Senior Notes due 2013 redeemed will be approximately $27 million. In the event that the 2018 Notes Offering and this offering are completed and the underwriters exercise their option to purchase additional Notes in full, then the aggregate principal amount of 8.625% Senior Notes due 2013 redeemed will be approximately $277 million.

The underwriters and their affiliates may hold positions in our 6.5% Senior Notes due 2013 and our 8.625% Senior Notes due 2013 and, to the extent they hold any such notes, they may receive a portion of the proceeds from this offering. See "Use of Proceeds."

No Prior Market for the Notes	The Notes will be new securities for which there is currently no public market. The Notes will not be listed on any securities exchange or included in any automated quotation system.
NYSE Symbol for our Common Stock	Our common stock is quoted on the New York Stock Exchange under the symbol "SFI."
Certain U.S. Federal Tax Consequences

For a discussion of certain U.S. federal tax consequences relating to acquiring, owning and disposing of the Notes and any shares of our common stock received on conversion of the Notes, see "Certain U.S. Federal Income Tax Consequences."

Risk Factors

See "Risk Factors" and other information included in this prospectus supplement and the documents incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in the Notes and our common stock issuable upon exchange of the Notes.

              Unless otherwise noted, the information in this prospectus supplement assumes that the underwriters' option to purchase additional Notes will not be exercised.

RISK FACTORS

              This section describes some, but not all, of the risks of purchasing the Notes in the offering. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, also contains a "Risk Factors" section beginning on page 14 of that report. You should carefully consider the risks described in such "Risk Factors" section, in addition to the other information contained or incorporated by reference in this document, before purchasing the Notes. In addition, you should carefully review the factors discussed below and the cautionary statements referred to in "Forward-Looking Statements."

We have significant indebtedness and limitations on our liquidity and ability to raise capital may adversely affect us.

              Sufficient liquidity is critical to the management of our balance sheet and our ability to meet our scheduled debt payments. However, our access to liquidity in the capital markets was constrained during the credit crisis and our cost of funds has increased. Since the credit crisis, we have primarily relied on secured borrowings, repayments from our loan assets and proceeds from asset sales to fund our operations and meet our debt maturities, and we expect to continue to rely primarily on these sources of liquidity for the foreseeable future. Our ability to access these and other sources of capital will be subject to a number of factors, many of which are outside of our control, such as conditions prevailing in the credit and real estate markets. There can be no assurance that we will have access to liquidity when needed on terms that are acceptable to us, or at all. In addition, we may decide to pursue transactions, such as sales of assets, on terms that would not otherwise be attractive to us in order to generate sufficient liquidity. We may also encounter difficulty in finding buyers of assets or executing capital raising strategies on acceptable terms in a timely manner, which could impact our ability to make scheduled repayments on our outstanding debt.

              As of June 30, 2012, the aggregate amount of our outstanding consolidated indebtedness was $5.7 billion, of which $3.2 billion was debt of our subsidiaries and $3.1 billion was secured indebtedness (which amount also includes debt of our subsidiaries). As of June 30, 2012, after giving effect to the Transactions, our outstanding consolidated indebtedness on a pro forma, as adjusted basis would have been $4.9 billion, of which $3.0 billion would have been debt of our subsidiaries (including indebtedness of iStar Financial Inc. guaranteed by our subsidiaries) and $2.9 billion would have been secured indebtedness (which amount also includes debt of our subsidiaries), and we would have had $3.4 billion of unencumbered assets.

              As of June 30, 2012, after giving pro forma effect to the Transactions, we would have had $800 million of debt maturing and minimum required amortization payments due during the year ending December 31, 2013.

              Failure to repay or refinance our borrowings as they come due would be an event of default under the relevant instruments governing our debt, which could result in a cross default and acceleration of our other outstanding debt obligations, all of which would have a material adverse effect on our business and stock price. Our ability to make scheduled payments of principal or interest on, or to refinance, our indebtedness depends on our future performance, which, to a certain extent, is subject to general economic, financial, competitive and other factors beyond our control. For information on the repayment of certain of our indebtedness since June 30, 2012 through the date of this prospectus supplement and other recent financial results, see "Summary—Recent Developments."

The Notes will be structurally subordinated to subsidiary debt.

              The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to all indebtedness and other obligations of our subsidiaries. After giving pro forma affect to the Transactions, our subsidiaries would have had $3.0 billion of indebtedness outstanding (including indebtedness of iStar Financial Inc. guaranteed by our subsidiaries).

              Creditors of a subsidiary are entitled to be paid what is due to them before assets of the subsidiary become available for creditors of its parent. Accordingly, claims of holders of the Notes will be structurally subordinated to any claims of creditors of our subsidiaries.

The Notes are unsecured and will be effectively subordinated to our secured indebtedness to the extent of the value of the property securing such indebtedness.

              Our obligations under the Notes are not secured by any of our assets. After giving pro forma effect to the Transactions, $2.9 billion of our indebtedness would have been secured indebtedness.

              Secured creditors are entitled to the proceeds from the sale or other disposition of assets securing their indebtedness in satisfaction of such indebtedness before any of such assets or proceeds become available to unsecured creditors. Accordingly, claims of holders of the Notes will be subordinated to our secured creditors to the extent of the value of the assets securing our secured indebtedness.

The Notes contain no financial or other restrictive covenants. Therefore, we will not be restricted from taking certain actions that might adversely affect our business, financial position and results of operations.

              The indenture governing the Notes will not contain any financial covenants, restrict our ability to repurchase our securities other than the Notes in accordance with their terms, pay dividends or contain any covenants or other provisions that limit our or our subsidiaries' ability to incur additional indebtedness or liens on our or our subsidiaries' assets. Furthermore, the indenture governing the Notes will contain only limited protections in the event of a fundamental change. As a result, we may engage in many types of transactions, such as acquisitions, refinancings or recapitalizations that could substantially affect our capital structure and adversely affect the value of the Notes and our common stock. Because your right to require us to repurchase the Notes upon a fundamental change is limited, the market price of the Notes may decline if we enter into a transaction that does not constitute a fundamental change under the indenture governing the Notes. Also, the term "fundamental change" is limited and may not include every event that might cause the market price of the Notes to decline. The term "fundamental change" does not apply to a merger or similar transaction in which 90% or more of the consideration paid for our common stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights, is common stock that is traded or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market. In addition, our obligation to repurchase the Notes upon certain fundamental changes may not preserve the value of the Notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. See "Description of the Notes—Repurchase at Option of Holders Upon a Fundamental Change."

We may not have the ability to raise funds necessary to repurchase Notes for cash upon a fundamental change as required by the indenture governing the Notes.

              Holders may require us to repurchase all or a portion of their Notes for cash upon the occurrence of a fundamental change, which includes a defined change of control, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, as described under "Description of the Notes—Repurchase at Option of Holders Upon a Fundamental Change." If a fundamental change were to occur, but we did not have sufficient funds to pay the repurchase price for all of the Notes which were tendered, the failure to purchase tendered Notes would constitute an event of default under the indenture. Additionally, under our $880 million secured credit agreement entered into on March 19, 2012, or the "March 2012 Credit Agreement," and the New Credit Agreement, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the March 2012 Credit Agreement and the New Credit Agreement and the commitments to lend would terminate. Certain of our other notes also contain covenants that would require us to offer to repurchase such notes upon the occurrence of certain events constituting a "change of control" for the purposes of such notes and we may not have sufficient funds to pay the repurchase price for all of such notes that may be tendered pursuant to required change of control offers and any failures to purchase any tendered notes would constitute an event of default with respect to such notes which would likely give rise of an event of default under the Notes offered hereby. The occurrence of a fundamental change or change of control at a time when we could not pay for all securities which were tendered as a result thereof could result in holders receiving substantially less than the principal amount of the Notes.

              One of the circumstances under which a fundamental change may occur is upon the sale, lease, exchange or other transfer of all or substantially all of our assets. However, the phrase "all or substantially all" will likely be interpreted under applicable state law and will be dependent upon particular facts or circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale, lease, exchange of other transfer of "all or substantially all" of our assets has occurred, in which case, the ability of a holder of the Notes to obtain the benefit of the offer for repurchase of all or a portion of the Notes held by such holder may be impacted.

The fundamental change make-whole premium that may be payable upon conversion in connection with certain fundamental changes may not adequately compensate you for the lost equity optionality time value of your Notes as a result of such fundamental change.

              If you convert Notes in connection with certain fundamental changes, we may be required to pay a fundamental change make-whole premium by increasing the conversion rate as described under "Description of the Notes—Fundamental Change Make-Whole Premium." While the fundamental change make-whole premium is designed to compensate you for the lost equity optionality time value of your Notes as a result of certain fundamental changes, the make-whole amount is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, in some other cases described under "Description of the Notes—Fundamental Change Make-Whole Premium," there will be no such make-whole premium. Our obligation to increase the applicable conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies, which could limit your recourse and the amount we pay you.

The definition of a fundamental change requiring us to repurchase Notes is limited and therefore the trading price of the Notes may decline if we enter into a transaction that is not a fundamental change under the indenture.

              The term "fundamental change," as used in the Notes and the indenture, is limited and may not include every event that might cause the trading price of the Notes to decline. As a result, our obligation to repurchase the Notes upon a fundamental change may not preserve the value of the Notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

Conversion of the Notes may dilute the ownership interest of existing stockholders or affect the market price of our common stock.

              The conversion of some or all of the Notes may dilute the ownership interests of existing stockholders, including holders who have previously converted their Notes. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the Notes may encourage short selling by market participants, because the conversion of the Notes could depress the price of our common stock.

The conversion rate of the Notes may not be adjusted for all dilutive events.

              The conversion rate of the Notes is subject to adjustment for certain events, including, among others, the issuance of stock dividends on our common stock, the issuance of rights or warrants to acquire shares of our common stock, subdivisions and combinations of our common stock, dividends of our capital stock, certain cash dividends and certain tender or exchange offers. See "Description of the Notes—Adjustment of Conversion Rate." The conversion rate will not be adjusted for other events, such as an issuance of shares of common stock for cash, that may adversely affect the trading price of the Notes or our common stock. It is also possible that an event that adversely affects the value of the Notes, but does not result in an adjustment to the conversion rate, could occur.

If you hold Notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

              If you hold Notes, you are not entitled to any rights with respect to our common stock, including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock, but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when you convert your Notes and in limited cases under the anti-dilution adjustment provisions of the Notes. For example, in the event that an amendment is proposed to our Articles of Incorporation or Bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to your conversion of Notes, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers or rights of our common stock.

We may issue additional shares of common stock and thereby materially and adversely affect the price of the Notes.

              We are not restricted from issuing additional shares of common stock or equity-linked securities during the term of the Notes. In the future, we may sell additional shares of our common stock or equity linked securities to raise capital or in connection with acquisitions. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the Notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Our stock price has been volatile and may continue to experience large fluctuations.

              Our stock price ranged from a low of $4.61 per share to a high of $10.31 per share for the year ended December 31, 2011 and from a low of $5.50 per share to a high of $8.48 per share during the period of January 1, 2012 to September 30, 2012. The price of our common stock may continue to fluctuate greatly in the future due to a variety of factors, including those set forth in the "Risk Factors" sections of this prospectus and our filings with the SEC from time to time, as well as:

  •
  quarter-to-quarter variations in our operating results;

  •
  the depth and liquidity of the market for our common stock;

  •
  shortfalls in revenue or earnings from levels expected by securities analysts and investors;

  •
  any developments that materially impact investors' perceptions of our business prospects;

  •
  dilution resulting from the sale of additional shares of common stock;

  •
  general financial and other market conditions; and

  •
  domestic and international economic conditions.

              In addition, public stock markets have experienced, and may in the future experience, extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to, or that disproportionately impact, the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock in the future.

              A material decline in the price of our common stock may result in the assertion of certain claims against us, and/or the commencement of inquiries and/or investigations against us. A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock, a reduction in its ability to raise capital, and the inability for you to obtain a favorable selling price for your Notes or the common stock you receive upon conversion of your Notes. Any reduction in our ability to raise equity capital in the future may force us to reallocate funds from other planned uses and could have a significant negative effect on our business plans and operations.

Broad market fluctuations could negatively impact the market price of our common stock and the trading price of the Notes.

              The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies' operating performance. These broad market fluctuations could reduce the market price of our common stock and the trading price of the Notes. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock and the trading price of the Notes.

The issuance of common stock upon conversion of the Notes will dilute the ownership interest of existing holders of our common stock, including holders who had previously converted their Notes.

              The issuance of common stock upon conversion of some or all of the Notes will dilute the ownership interests of existing holders of our common stock. Any sales in the public market of shares of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. The issuance of common stock upon conversion of the Notes may also have the effect of reducing net income per and could reduce the market price of our common stock unless revenue growth or cost savings sufficient to offset the effect of such issuance can be achieved. In addition, the existence of the Notes may encourage short selling by market participants because the conversion of the Notes could depress the market price of our common stock.

You may recognize taxable income upon an adjustment to the conversion rate.

              The rate at which the Notes are convertible into shares of our common stock is subject to adjustment upon certain events. See "Description of the Notes—Adjustment of Conversion Rate." For U.S. federal income tax purposes, holders will be deemed to receive a taxable distribution from us upon certain adjustments to the conversion rate of the Notes (or upon certain failures to adjust the conversion rate), notwithstanding that holders have not received any cash in respect of such deemed distribution. Certain holders, including Non-U.S. Holders (as defined in "Certain U.S. Federal Income Tax Consequences"), will be subject to U.S. federal income tax withholding in respect of such deemed distributions. If we pay withholding taxes on behalf of a holder as a result of a constructive distribution upon an adjustment (or the failure to make an adjustment) to the conversion rate of the Notes, we may, at our option, set off such payments against cash payments of interest on the Notes or cash or shares of common stock otherwise deliverable to a holder upon a conversion of Notes or a redemption or repurchase of Notes. See "Certain U.S. Federal Income Tax Consequences" for more information.

Certain provisions in our charter may inhibit a change in control.

              Generally, to maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the "Internal Revenue Code," not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. The Internal Revenue Code defines "individuals" for purposes of the requirement described in the preceding sentence to include some types of entities. Under our charter, no person may own more than 9.8% of our outstanding shares of stock, with some exceptions, and our charter imposes certain other restrictions on the ownership and transfer of our stock. The restrictions on transfer and ownership of our stock may delay, deter or prevent a change in control or other transaction that might involve a premium price or otherwise be in the best interest of the security holders.

The east coast of the United States has been significantly affected by Hurricane Sandy.

              We have been actively monitoring the impact of Hurricane Sandy on our assets located in the affected areas and as of the date of this prospectus supplement, we have not identified any physical damage to our assets that would reasonably be expected to have a material adverse effect on us, and we have not been advised by any borrowers or tenants that they have suffered damages that would reasonably be expected to have a material adverse impact on us. The hurricane happened very recently, however, and there can be no assurance that we will not identify additional effects of the hurricane on us in the future.

As a REIT, we must distribute most of our income to our stockholders.

              We must distribute annually at least 90% of our net income, excluding net capital gains, to our stockholders to maintain our REIT qualification. For so long as we maintain our qualification as a REIT, our secured credit agreements permit us to distribute 100% of our REIT taxable income on an annual basis.

Ownership limitations in our charter may impair the ability of holders to convert Notes for shares of our common stock.

              Generally, to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of our taxable year. The Internal Revenue Code defines "individuals" for purposes of the requirement described in the preceding sentence to include some types of entities. Under our charter, no person may own more than 9.8% of our outstanding shares of stock, with some exceptions, and our charter imposes certain other restrictions on the ownership and transfer of our stock. See "Description of Common Stock and Preferred Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus. Notwithstanding any other provision of the Notes, no holder of Notes will be entitled to convert such Notes for shares of our common stock to the extent that the receipt of such shares of common stock would cause such holder to exceed the ownership limit contained in our charter. See "Description of the Notes—Ownership Limit; Limitation on Stock Issuable Upon Conversion."

Recent regulatory actions may adversely affect the trading price and liquidity of the Notes.

              We expect that many investors in, and potential purchasers of, the Notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the Notes. Investors that typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the Notes. Investors may also implement this strategy by entering into swaps with respect to our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the Notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the Notes. This could, in turn, adversely affect the trading price and liquidity of the Notes.

              The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). In particular, Rule 201 of SEC Regulation SHO generally restricts short selling when the price of a "covered security" triggers a "circuit breaker" by falling 10% or more from the security's closing price as of the end of regular trading hours on the prior day. If this circuit breaker is triggered, short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Because our common stock is a "covered security," these Rule 201 restrictions, if triggered, may interfere with the ability of investors in, and potential purchasers of, the Notes, to effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the Notes.

              In addition, the Financial Industry Regulatory Authority, or "FINRA," and exchanges have proposed a "Limit Up-Limit Down" mechanism. If approved by the Securities and Exchange Commission, or the "SEC," FINRA and the exchanges would establish procedures to prevent trading in stock covered by the mechanism outside of specific price bands during regular trading hours. If trading is unable to occur within those price bands for more than 15 seconds, there would be a five-minute trading pause. The SEC has not yet determined whether to approve the Limit Up-Limit Down proposal.

              The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the "Dodd-Frank Act," on July 21, 2010 also introduces regulatory uncertainty that may impact trading activities relevant to the Notes. This new legislation will require many over-the-counter swaps and security-based swaps to be centrally cleared through regulated clearinghouses and traded on exchanges or comparable trading facilities. In addition, swap dealers, security-based swap dealers, major swap participants and major security-based swap participants will be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the Notes to maintain an convertible arbitrage strategy with respect to the Notes (including increasing the costs incurred by such investors in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the Notes. The implementation dates for these requirements are subject to regulatory action and at this time cannot be determined with certainty. We cannot predict how this legislation will ultimately be implemented by the SEC and other regulators or the magnitude of the effect that this legislation will have on the trading price or liquidity of the Notes.

              Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and exchange rule changes and/or implementation of the Dodd-Frank Act may have on the trading price and the liquidity of the Notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales of the common stock of certain financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible debt instruments issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the Notes to effect short sales of our common stock, including the amendments to Regulation SHO, FINRA and exchange rule changes and the implementation of the Dodd-Frank Act, could similarly adversely affect the trading price and the liquidity of the Notes.

There is no public market for the Notes.

              Prior to this offering, there was no public market for the Notes and we cannot assure you that an active trading market will develop for the Notes or, if one does develop, that it will be maintained. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our performance and certain other factors. Historically, there has been substantial volatility in the prices of corporate convertible debt securities, and the price of the Notes is likely to be affected by factors which affect the price of corporate convertible debt securities generally. We do not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes on any automated quotation system.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

              The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to fixed charges and preferred stock dividends for the periods indicated.

		For the Years Ended December 31,
	For the Six Months Ended June 30, 2012
(in thousands except ratios)		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)(2)	—	—	—	—	—	1.2x
Ratio of earnings to fixed charges and preferred stock dividends(2)	—	—	—	—	—	1.2x

(1)
The ratio of earnings to fixed charges is calculated in accordance with SEC Regulation S-K Item 503.

(2)
For the six months ended June 30, 2012, earnings were not sufficient to cover fixed charges by $138,311 and earnings were not sufficient to cover fixed charges and preferred dividends by $159,471. For the years ended December 31, 2011, 2010, 2009 and 2008, earnings were not sufficient to cover fixed charges by $68,784, $218,353, $757,283 and $276,951, respectively, and earnings were not sufficient to cover fixed charges and preferred dividends by $111,104, $260,673, $799,603 and $319,271, respectively.

 USE OF PROCEEDS

              The net proceeds from the sale of the Notes, after deducting underwriting discounts and commissions and fees and expenses related to the offering, are expected to be approximately $97.5 million. We will use a portion of the net proceeds from this offering and the 2018 Notes Offering to redeem the remaining $67 million aggregate principal amount of our 6.5% Senior Notes due 2013, and the remainder of the net proceeds from this offering and the 2018 Notes Offering to redeem approximately $263 million aggregate principal amount of our 8.625% Senior Notes due 2013. Neither the completion of this offering of Notes nor the 2018 Notes Offering is contingent on the completion of the other offering. If the 2018 Notes Offering is not completed, the aggregate principal amount of 8.625% Senior Notes due 2013 redeemed will be approximately $27 million. In the event that the 2018 Notes Offering and this offering are completed and the underwriters exercise their option to purchase additional Notes in full, then the aggregate principal amount of 8.625% Senior Notes due 2013 redeemed will be approximately $277 million.

              The underwriters and their affiliates may hold positions in our 6.5% Senior Notes due 2013 and our 8.625% Senior Notes due 2013 and, to the extent they hold any such notes, they may receive a portion of the proceeds from this offering.

 CAPITALIZATION

              The following table sets forth (i) our debt capitalization at June 30, 2012 on an actual basis; (ii) our debt capitalization on a pro forma basis at June 30, 2012 after giving effect to the (1) repayment of $469.2 million of our senior unsecured convertible notes due October 2012, (2) repayment of $276.1 million outstanding under the 2011 Credit Agreement and (3) borrowings under the New Credit Agreement and our use of the net proceeds of the New Credit Agreement to refinance the remaining $1.82 billion balance outstanding under the 2011 Credit Agreement; and (iii) our debt capitalization on a pro forma as adjusted basis at June 30, 2012, after giving further effect to the (1) issuance of the Notes in this offering and (2) issuance of $250 million of Senior Notes due 2018 in the 2018 Notes Offering, and the application of the net proceeds from each such issuance as described under "Use of Proceeds." This table should be read in conjunction with our historical consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement.

	As of June 30, 2012
	Actual	Pro Forma(1)	Pro Forma as Adjusted(2)
		(in thousands)
Secured credit facilities:(3)
2011 Tranche A-1 Facility due 2013	$646,068	$—	$—
2011 Tranche A-2 Facility due 2014	1,450,000	—	—
2012 Tranche A-1 Facility due 2016	328,605	328,605	328,605
2012 Tranche A-2 Facility due 2017	470,000	470,000	470,000
2012 Facility due 2017	—	1,820,000	1,820,000
Term loans:
Term loan collateralized by net lease assets	238,425	238,425	238,425
Unsecured notes:
LIBOR + 0.50% Convertible Notes due 2012	469,166	—	—
8.625% Senior Notes due 2013	501,701	501,701	238,610
5.95% Senior Notes due 2013	448,453	448,453	448,453
6.5% Senior Notes due 2013	67,055	67,055	—
5.70% Senior Notes due 2014	200,601	200,601	200,601
6.05% Senior Notes due 2015	105,765	105,765	105,765
5.875% Senior Notes due 2016	261,403	261,403	261,403
5.85% Senior Notes due 2017	99,722	99,722	99,722
9.0% Senior Notes due 2017	275,000	275,000	275,000
% Senior Notes due 2018	—	—	250,000
% Senior Convertible Notes due 2016	—	—	100,000
Other debt obligations:
Trust preferred securities	100,000	100,000	100,000

Total debt obligations	$5,661,964	$4,916,730	$4,936,584

(1)
Since June 30, 2012 and through October 15, 2012, we have (i) repaid $469.2 million of our senior unsecured convertible notes due October 2012; (ii) repaid $276.1 million of borrowings outstanding under the 2011 Credit Agreement; and (iii) used net proceeds from the New Credit Agreement to refinance the remaining $1.82 billion balance outstanding under the 2011 Credit Agreement.

(2)
If the 2018 Notes Offering is not completed, the aggregate principal amount of 8.625% Senior Notes due 2013 redeemed will be approximately $27 million. In the event that the 2018 Notes Offering and this offering are completed and the underwriters exercise their option to purchase additional Notes in full, then the aggregate principal amount of 8.625% Senior Notes due 2013 redeemed will be approximately $277 million.

(3)
The due dates of the secured credit facilities reflect their scheduled maturity dates.

 PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

              Our common stock is traded publicly on The New York Stock Exchange under the symbol "SFI." The following table presents quarterly information on the price range of our common stock for 2010, 2011 and 2012 to date. This information indicates the high and low sales prices, on a per share basis, for each recent fiscal quarter reported by The New York Stock Exchange.

	High	Low
2012
First quarter ended March 31	$7.62	$5.62
Second quarter ended June 30	$7.50	$5.50
Third quarter ended September 30	$8.48	$6.47
Fourth quarter (through November 6, 2012)	$8.93	$8.17
2011
First quarter ended March 31	$7.18	$5.09
Second quarter ended June 30	$8.41	$4.61
Third quarter ended September 30	$9.62	$7.35
Fourth quarter ended December 31	$10.31	$7.84
2010
First quarter ended March 31	$7.82	$3.06
Second quarter ended June 30	$5.22	$2.95
Third quarter ended September 30	$7.43	$4.46
Fourth quarter ended December 31	$5.06	$2.53

              On November 6, 2012, the last reported sale price of our common stock on The New York Stock Exchange was $8.49 per share. We have not declared or paid dividends in 2012.

Dividends

              We did not pay dividends in 2010 or 2011 nor have we paid any dividends in 2012 to date.

              We expect that any net taxable income remaining after the distribution of preferred dividends and the regular quarterly or other dividends on our common stock will be distributed annually to the holders of our common stock on or prior to the date of the first regular quarterly dividend payment date of the following taxable year. The dividend policy is subject to revision by our Board of Directors. The Board of Directors has not established any minimum distribution level. No assurance can be given as to the amounts or timing of future distributions, as such distributions are subject to our earnings, financial condition, capital requirements, debt covenants and such other factors as our Board of Directors deems relevant. Distributions, if any, in excess of dividends on preferred stock or those required for us to maintain our REIT qualification will be made at the sole discretion of our Board of Directors and will depend on our net taxable income, our financial condition, and such other factors as the Board of Directors deems relevant. In order to maintain our qualification as a REIT, we intend to pay regular quarterly dividends to our shareholders that, on an annual basis, will represent at least 90% of our net taxable income (which may not necessarily equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gains. We have recorded net operating losses and may record net operating losses in the future, which may reduce our taxable income in future periods and lower or eliminate entirely our obligation to pay dividends for such periods in order to maintain our REIT qualification.

              Distributions to shareholders will generally be taxable as ordinary income, although a portion of such dividends may be designated by us as capital gain or may constitute a non-taxable return of capital.

 DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

March 2012 Credit Agreement

              On March 19, 2012, we entered into the March 2012 Credit Agreement with Barclays Bank PLC, as administrative agent, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, N.A., as documentation agent and Barclays Capital and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and, together with J.P. Morgan Securities LLC, as joint bookrunners.

              The March 2012 Credit Agreement provides for two tranches of term loans: a $410 million A-1 tranche due March 19, 2016 that bears annual interest at LIBOR plus 4.00% or a base rate plus 3.00%, and a $470 million A-2 tranche due March 19, 2017 that bears annual interest at LIBOR plus 5.75% or a base rate plus 4.75%. The A-1 Tranche and the A-2 Tranche were issued at 98.0% and 98.5% of par, respectively, and each are subject to a LIBOR floor of 1.25%.

              Outstanding borrowings under the March 2012 Credit Agreement are collateralized by a first lien on a fixed pool of assets that had a value of approximately $1.1 billion as of the date of the March 2012 Credit Agreement based upon the valuation methodology applied under the March 2012 Credit Agreement. Proceeds from principal repayments and sales of collateral will be applied to repay outstanding borrowings. Proceeds received for interest, rent, lease payments and fee income are retained by us. We must meet minimum cumulative amortization requirements of $41.0 million on the A-1 Tranche beginning December 31, 2012 and every six months thereafter. After the A-1 Tranche is repaid, proceeds from principal repayments and collateral sales will be used to repay the A-2 Tranche. Outstanding borrowings under the March 2012 Credit Agreement are not guaranteed by any of our subsidiaries, and no equity interests in our subsidiaries are pledged to the lenders under the March 2012 Credit Agreement.

              The March 2012 Credit Agreement contains covenants relating to the collateral, including a covenant to maintain collateral coverage of not less than 1.25x outstanding borrowings, and covenants relating to the provision of information, restricted payments and other customary matters; however, the March 2012 Credit Agreement contains no corporate level financial covenants.

              The March 2012 Credit Agreement contains customary events of default, including payment defaults, failure to perform covenants, defaults under other recourse indebtedness above specified thresholds, change of control (subject to our right to repay outstanding borrowings at par), bankruptcy events and defaults under the collateral agreement. Some of the events of default are subject to cure periods.

New Credit Agreement

              On October 15, 2012, we entered into the New Credit Agreement, which is a $1.82 billion senior secured credit facility due October 15, 2017. The New Credit Agreement bears annual interest at LIBOR plus 4.50% or a base rate plus 3.50%, was issued at 99.0% of par and is subject to a LIBOR floor of 1.25%.

              Outstanding borrowings under the New Credit Agreement are collateralized by a first lien on a fixed pool of assets that had a value of approximately $2.29 billion as of October 15, 2012, based upon the valuation methodology applied under the New Credit Agreement. We are required to maintain minimum collateral coverage of not less than 1.25x outstanding borrowings. If our collateral coverage is less than or equal to 1.375x outstanding borrowings, 100.0% of the proceeds from principal repayments and sales of collateral will be applied to repay outstanding borrowings under the New Credit Agreement. For so long as our collateral coverage is greater than 1.375x but less than or equal to 1.5x outstanding borrowings, 50.0% of proceeds from principal repayments and sales of collateral will be applied to repay outstanding borrowings under the New Credit Agreement and for so long as our collateral coverage is greater than 1.5x outstanding borrowings, we may retain all proceeds from principal repayments and sales of collateral. Proceeds received for interest, rent, lease payments and fee income are retained by us in all cases. Outstanding borrowings under the New Credit Agreement are guaranteed by certain of our subsidiaries that hold direct or indirect interests in the collateral securing the borrowings and the equity interests in certain of our subsidiaries holding such interests are pledged to the lenders under the New Credit Agreement.

              The New Credit Agreement contains covenants relating to the provision of information, restricted payments and other customary matters; however, the New Credit Agreement contains no corporate level financial covenants. The restricted payments covenant permits us to distribute to our stockholders real estate assets, or interests therein, having an aggregate equity value not to exceed $200 million, so long as such assets or interests are not collateral securing the borrowings or equity interest in subsidiaries holding any collateral.

              The New Credit Agreement contains customary events of default, including payment defaults, failure to perform covenants, defaults under other recourse indebtedness above specified thresholds, change of control (subject to our right to repurchase outstanding borrowings at par), bankruptcy events and defaults under the collateral agreement. Some of the events of default are subject to cure periods.

Unsecured Notes

              As of June 30, 2012, we had approximately $2.4 billion aggregate principal amount of senior unsecured notes outstanding, comprised of nine separate series of notes with maturity dates ranging from 2012 to 2017. The outstanding senior unsecured notes are our unsecured senior obligations and rank equally with all of our other unsecured, unsubordinated indebtedness from time to time outstanding, including the Notes. Our outstanding senior unsecured notes are not guaranteed by any of our subsidiaries. The covenants contained in the indentures governing the outstanding unsecured senior notes are substantially similar to those that will be contained in the indenture governing the 2018 Notes, except that not all of our outstanding senior unsecured notes contain provisions enabling holders to require us to repurchase such Notes upon the occurrence of a change of control event (as is required under the Notes in certain circumstances).

DESCRIPTION OF THE NOTES

              The Company will issue the Notes under an indenture dated as of February 5, 2001 between itself and U.S. Bank National Association, as trustee, or the "Trustee," and a supplemental indenture with respect to the Notes between itself and the Trustee, to be dated as of                , 2012, the indenture, together with the supplemental indenture for the Notes, being the "Indenture." The following is a summary of the material provisions of the Indenture and the Notes. It does not include all of the provisions of the Indenture and the Notes. The following description of the particular terms of the Indenture and the Notes supplements the description in the accompanying prospectus of the general terms and provisions of our debt securities. To the extent that the following description of the Notes is inconsistent with the general description in the accompanying prospectus, the following description replaces and supersedes the description in the accompanying prospectus. We urge you to read the Indenture because it defines your rights. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, or the "TIA." The Trustee will make a copy of the Indenture and the Notes available to you upon request. You can find definitions of certain capitalized terms used in this description under "—Certain Definitions." For purposes of this section, references to the "Company," "we" or "our" include only iStar Financial Inc. and not its subsidiaries.

General

              The Notes are initially limited to an aggregate principal amount of $100,000,000 (or $115,000,000 if the underwriters exercise in full their option to purchase additional Notes). We may issue an unlimited principal amount of additional notes under the Indenture having identical terms and conditions as the Notes, or the "Additional Notes"; provided that if any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will be issued as a separate series under the Indenture and will have a separate CUSIP number from the Notes. The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including with respect to waivers and amendments. Unless the context otherwise requires, in this "Description of the Notes," references to the "Notes" include any Additional Notes.

              The Company will issue the Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the registrar. The Company may change any paying agent and registrar without notice to holders of the Notes. The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of the holders.

              The Indenture does not contain any financial covenants or any restrictions, among other things, on the payment of dividends, the incurrence of other indebtedness, the incurrence of liens or the issuance or repurchase of securities by us. The Indenture does not contain any covenants or other provisions to protect holders of the Notes in the event of a highly leveraged transaction or a change of control, except to the extent described under "—Fundamental Change Make-Whole Premium" and "—Repurchase at Option of Holders Upon a Fundamental Change" below.

Principal, Maturity and Interest

              The Notes will mature on November 15, 2016. Interest on the Notes will be payable semiannually in cash at the rate of       % per annum.

              Interest will be payable on the Notes on each May 15 and November 15, commencing on May 15, 2013 to the persons who are registered holders on each May 1 and November 1. Interest on the Notes will accrue from                        , 2012 and will be calculated on the basis of a 360-day year comprised of twelve 30-day months. Payment of interest on the Notes will include interest accrued for the period commencing on and including the immediately preceding interest payment date (or, if none, the original issuance date) through the day before the applicable interest payment date, fundamental change repurchase date or maturity date, as the case may be. In the event of the maturity, conversion or repurchase of a Note by us at the option of the holder thereof, interest ceases to accrue on the Note under the terms of, and subject to the conditions of, the Indenture.

              If any interest payment date, any fundamental change repurchase date or the maturity date is not a Business Day, the required payment will be postponed to and made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, fundamental change repurchase date or the maturity date, as the case may be, to the date of such payment on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

              No sinking fund is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically. The Notes will not be redeemable at our option.

Transfer and Exchange

              A Holder may convert, transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer.

Ranking

              The Notes will be our senior, unsecured obligations, and will be:

  •
  equal in right of payment with all of our existing and future obligations that are not expressly subordinated to the Notes;

  •
  effectively subordinated to all of our existing and future indebtedness that is secured by a Lien on any of our assets to the extent of the value of the assets securing such indebtedness;

  •
  senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to the Notes; and

  •
  since the Notes will not be guaranteed by any of our Subsidiaries, effectively subordinated to all liabilities (including trade payables) of our Subsidiaries.

              Our ability to pay interest on the Notes will be dependent in part upon our receipt of dividends and other distributions from our direct and indirect Subsidiaries. The availability of distributions from our Subsidiaries will, among other things, be subject to the satisfaction of any covenants and conditions contained in the applicable Subsidiaries' financing documents. As of June 30, 2012, the aggregate amount of our outstanding consolidated indebtedness was $5.7 billion, of which $3.2 billion was debt of our subsidiaries and $3.1 billion was secured indebtedness. As of June 30, 2012, after giving effect to the Transactions, our outstanding consolidated indebtedness on a pro forma, as adjusted basis would have been $4.9 billion, of which $3.0 billion would have been debt of our subsidiaries (including indebtedness of the Company guaranteed by its subsidiaries) and $2.9 billion would have been secured indebtedness (which amount also includes debt of our subsidiaries), and we would have had $3.4 billion of unencumbered assets.

Redemption; Open Market and Other Purchases

              The Company will not be permitted to redeem the Notes at its option. Except as described below under "—Repurchase at Option of Holders Upon a Fundamental Change," the Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The

Company may at any time and from time to time acquire Notes by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

Conversion Rights

              Holders may convert their Notes into shares of our common stock at any time prior to the close of business on the Business Day immediately preceding the maturity date, unless the Notes have been previously repurchased.

              A holder may convert any outstanding Notes into our common stock at an initial conversion rate of            shares of our common stock for each $1,000 principal amount of Notes surrendered for conversion, equal to an initial conversion price of approximately $      per share. Upon conversion in connection with a make- whole fundamental change, in certain circumstances we will pay a fundamental change make-whole premium to holders of Notes upon the conversion of their Notes by increasing the conversion rate, as described below under "—Fundamental Change Make-Whole Premium."

              The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below. A holder may convert fewer than all of such holder's Notes so long as the amount of Notes converted is an integral multiple of $1,000; provided that if, following the conversion of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such conversion would be less than $2,000, then the portion of such Note so converted shall be reduced so that the remaining principal amount of such Note outstanding immediately after such conversion is $2,000.

              Upon conversion of a Note, a holder will not receive any cash payment of interest (unless in certain circumstances such conversion occurs between a regular record date and the interest payment date to which it relates, as described below) and we will not adjust the conversion rate to account for accrued and unpaid interest. We will not issue fractional shares of common stock upon conversion of Notes. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price (as defined under "—Adjustment of Conversion Rate" below) of our common stock on the Business Day prior to the conversion date. Our delivery to the holder of the full number of shares of our common stock into which the Note is convertible, together with any cash payment for such holder's fractional shares, will be deemed to satisfy our obligation to pay the principal amount of the Note and our obligation to pay accrued and unpaid interest. As a result, any accrued but unpaid interest to the conversion date will be deemed paid in full rather than canceled, extinguished or forfeited. For a discussion of the tax treatment to you relating to conversion of a Note, see "Certain U.S. Federal Income Tax Consequences."

              If a holder converts Notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares of our common stock upon the conversion, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax.

              If the holder holds a beneficial interest in a global Note, to convert the holder must comply with the procedures of The Depository Trust Company ("DTC") for converting a beneficial interest in a global Note and, if required, pay funds equal to the interest payable on the next interest payment date to which the holder is not entitled and, if required, pay all taxes or duties, if any.

              If the holder holds a certificated Note, to convert the holder must:

  •
  complete and manually sign the conversion notice on the back of the Note, or facsimile of the conversion notice;

  •
  deliver the conversion notice, which is irrevocable, and the Note to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay all transfer or similar taxes; and

  •
  if required, pay funds equal to the interest payable on the next interest payment date to which the holder is not entitled.

              The date the holder complies with these requirements is the conversion date under the Indenture. Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the conversion date, and the person in whose name the shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on such conversion date. We will deliver the consideration due in respect of any conversion on the third Business Day immediately following the relevant conversion date.

              However, if a holder has already delivered a fundamental change repurchase notice as described under "—Repurchase at Option of Holders Upon a Fundamental Change" with respect to a Note, the holder may not surrender that Note for conversion until the holder has withdrawn the fundamental change repurchase notice in accordance with the Indenture. If a holder submits its Notes for repurchase, the holder's right to withdraw the fundamental change repurchase notice and conversion the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the fundamental change repurchase date, as the case may be.

              Holders of Notes at the close of business on a regular record date will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such Notes at any time after the close of business on the applicable regular record date. Notes surrendered for conversion by a holder during the period from the close of business on any regular record date to the opening of business on the next interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the Notes; provided, however, that no such payment need be made (1) if we have specified a repurchase date following a fundamental change that is after a record date and on or prior to the next interest payment date, (2) to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Note, or (3) if conversion occurs after the last record date prior to the maturity date.

Adjustment of Conversion Rate

              The applicable conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the Notes participate (as a result of holding the Notes, and at the same time as common stock holders participate) in any of the transactions described below as if such holders of the Notes held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of Notes held by such holder, without having to convert their Notes.

              (1)   If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	X	OS1 ---- OS0

              where,

CR0	=	the applicable conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR1	=

the applicable conversion rate in effect immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=

the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such dividend or distribution, or immediately prior to the effective date of such share split or share combination, as the case may be; and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

              Any adjustment made pursuant to this clause (1) shall become effective immediately after (x) the close of business on the record date for such dividend or distribution or (y) the open of business on the effective date of such split or combination, as applicable. If any dividend or distribution described in this clause (1) is declared but not so paid or made, effective as of the date the Company's Board of Directors determines not to pay such dividend or distribution, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

              (2)   If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them to purchase, for a period of not more than 45 days after the ex-dividend date for the distribution, shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day preceding the announcement date for such distribution, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	X	OS0 + X ---------- OS0 + Y

              where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the record date for such distribution;
CR1	=	the new conversion rate in effect immediately after the close of business on the record date for such distribution;
OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;
X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y	=

the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the announcement date of such distribution.

              For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase our common stock at less than the average of the last reported sale prices of our common stock for the applicable 10 consecutive trading-day period, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash, to be determined by the Company's Board of Directors.

              Any adjustment made pursuant to this clause (2) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the record date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased to the conversion rate that would then be in effect if the record date for such distribution had not occurred.

              (3)   If we distribute shares of our capital stock, evidences of our indebtedness or other assets or our property or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

  •
  dividends, distributions (including share splits), rights, options or warrants as to which an adjustment is effected in clause (1) or (2) above or in clause (5) below;

  •
  dividends or distributions covered by clause (4) below;

  •
  dividends or distributions that constitute "reference property" following a reorganization event (as described under the fourth to last paragraph in this "—Adjustment of Conversion Rate" subsection); and

  •
  spin-offs to which the provisions set forth below in this clause (3) shall apply,

then the applicable conversion rate will be adjusted based on the following formula:

CR1	=	CR0	X	SP0 --------------- SP0 - FMV

              where,

CR0	=	the applicable conversion rate in effect immediately prior to the close of business on the record date for such distribution;
CR1	=	the applicable conversion rate in effect immediately after the close of business on the record date for such distribution;
SP0	=

the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=

the fair market value (as determined by the Company's Board of Directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

              The adjustment to the conversion rate under the portion of this clause (3) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

              If "FMV" as set forth above is equal to or greater than "SP0" as set forth above, in lieu of the foregoing adjustment, holders of the Notes will receive, in respect of each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of our common stock, the amount and kind of the Company's capital stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the applicable conversion rate in effect immediately prior to the close of business on the record date for the distribution.

              With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit that are, or, when issued, will be, traded or quoted on any national or regional securities exchange or other market, which we refer to as a "spin-off," the applicable conversion rate will instead be adjusted based on the following formula:

CR1	=	CR0	X	FMV0 + MP0 --------------- MP0

              where,

CR0	=	the applicable conversion rate in effect immediately prior to the end of the valuation period;
CR1	=	the applicable conversion rate in effect immediately after the end of the valuation period;
FMV0	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock (determined by reference to the definition of "last reported sale price" set forth below as if references therein to our common stock were to such capital stock or similar equity interest) applicable to one share of our common stock over the first 10 consecutive trading-day period immediately following the ex-dividend date for the spin-off (such period, the "valuation period"); and
MP0	=	the average of the last reported sale prices of our common stock over the valuation period.

              The adjustment to the conversion rate under the preceding paragraph of this clause (3) will occur immediately after the tenth trading day immediately following the ex-dividend date of the spin-off; provided that, for purposes of determining the conversion rate in respect of any conversion during the 10 trading days following the ex-dividend date of any spin-off, references within the preceding paragraph of this clause (3) related to "spin-offs" to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the relevant conversion date. If any such spin-off described in the preceding paragraph of this clause (3) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such spin-off had not been declared.

              (4)   If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	X	SP0 --------------- SP0 - C

              where,

CR0	=	the applicable conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1	=	the applicable conversion rate in effect immediately after the close of business on the record date for such dividend or distribution;
SP0	=
the average of the last reported sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C	=	the amount in cash per share we pay or distribute to holders of our common stock.

              An adjustment to the conversion rate made pursuant to clause (4) shall become effective immediately after the close of business on the record date for the applicable dividend or distribution. If any dividend or distribution described in this clause (4) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

              If "C" as set forth above is equal to or greater than "SP0" as set forth above, in lieu of the foregoing adjustment, each holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the applicable conversion rate in effective immediately prior to the close of business on the record date for such cash dividend or distribution.

              (5)   If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1	=	CR0	X	AC+ (SP1 × OS1) ---------------------- OS0 × SP1

              where,

CR0	=	the applicable conversion rate in effect immediately prior to the open of business on the trading day next succeeding the expiration date;
CR1	=	the applicable conversion rate in effect immediately after the open of business on the trading day next succeeding the expiration date;
AC	=	the aggregate value of all cash and any other consideration (as determined by our Board of Directors) paid or payable for shares purchased in such tender or exchange offer;
OS0	=
the number of shares of our common stock outstanding immediately prior to the time (the "expiration time") such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer) ;
OS1	=	the number of shares of our common stock outstanding immediately after the expiration time (after giving effect to such tender offer or exchange offer); and
SP1	=	the last reported sale price of our common stock on the trading day next succeeding the expiration date.

              The adjustment to the conversion rate under this clause (5) shall become effective immediately following the open of business on the trading day next succeeding the expiration date. If the Company or one of its subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall he readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

              As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

              The "ex-dividend date" means the first date on which shares of our common stock trade on the New York Stock Exchange, or on the applicable stock exchange on which our common stock is then traded, regular way, without the right to receive the issuance, dividend or distribution in question from us.

              "Trading day" means a day during which trading in our common stock generally occurs on the primary exchange or quotation system on which our common stock is then traded or quoted and there is no market disruption event, or, if our common stock is not then so traded or quoted, on the principal other market on which our common stock is then traded. If our common stock is not so traded, "trading day" means a "Business Day."

              "Market disruption event" means (1) a failure by the primary exchange or quotation system on which our common stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any trading day for our common stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

              The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the primary exchange or quotation system on which our common stock is then traded or quoted. If our common stock is not so traded or quoted on the relevant date, the "last reported sale price" will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If our common stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

              Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right or warrant to purchase shares of our common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (except on account of share combinations).

              To the extent that the Company has a rights plan in effect upon conversion of the Notes into common stock, holders will receive, upon conversion of Notes, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if the Company distributed to all or substantially all holders of our common stock, shares of its capital stock, evidences of its indebtedness or other assets or its property of or rights, options or warrants to acquire its capital stock or other securities as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

              We will not make any adjustment to the conversion rate except as specifically set forth in this "Adjustment of Conversion Rate" and in "Fundamental Change Make-Whole Premium." Without limiting the foregoing, the applicable conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on its securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of, or assumed by, the Company or any of its subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, convertible or exchangeable security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

  •
  for a change in the par value of our common stock;

  •
  for accrued and unpaid interest and additional interest, if any; or

  •
  for stock repurchase programs not constituting a tender offer under this clause (5).

              Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share. If any adjustment of the conversion rate would be less than 1% of the then effective conversion rate, such adjustment shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with the original adjustment, shall aggregate at least 1% of the then effective conversion rate; provided, however, that any carry forward amount shall be paid to the holder upon conversion regardless of the 1% threshold.

              In the case of:

  •
  any recapitalization, reclassification or change of our common stock, other than changes resulting from a subdivision or combination;

  •
  a consolidation, merger or combination involving us;

  •
  a sale, conveyance or lease to a third party of all or substantially all of our and our subsidiaries' property and assets; or

  •
  any statutory share exchange,

in each case as a result of which holders of our common stock would be entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) (the "reference property") with respect to or in exchange for our common stock, the holders of the Notes then outstanding will be entitled thereafter to convert those Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such transaction had such Notes been converted into our common stock immediately prior to such transaction. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the reference property will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such election. We will notify the holders of the weighted average as soon as practicable after such determination is made. We shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of our common stock prior to the effective date of such transaction.

              We may from time to time, to the extent permitted by law and subject to any applicable shareholder approval requirements pursuant to the listing standards of the New York Stock Exchange, increase the conversion rate of the Notes by any amount for any period of at least 20 Business Days, if our Board of Directors determines that such increase would be in our best interests. We may also (but are not required to) make such increase in the conversion rate, in addition to those set forth above, as our Board of Directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. We will give at least 15 days' written notice to holders of any such increase.

              See "Certain U.S. Federal Income Tax Consequences" for a discussion of the U.S. federal income tax consequences of an adjustment to the conversion rate.

              We will not take any voluntary action that would result in an adjustment to the conversion rate pursuant to this "—Adjustment of Conversion Rate" subsection without complying, if applicable, with the stockholder approval rules of the New York Stock Exchange and any similar rule of any stock exchange on which our common stock is listed at the relevant time. In accordance with such listing standards, this restriction will apply at any time when the Notes are outstanding, regardless of whether the Company then has a class of securities listed on the New York Stock Exchange.

Ownership Limit; Limitation on Stock Issuable Upon Conversion

              Our charter contains restrictions on the number of shares of our stock that a person may own that are intended to assist us in maintaining our qualification as a REIT under the Internal Revenue Code. Among other things, the charter provides that no person other than persons that were our stockholders as of November 3, 1999 or persons exempted by our Board of Directors may beneficially or constructively own more than 9.8% of the number or value of our capital stock. In addition, our charter, subject to exceptions, prohibits any person from beneficially owning our stock to the extent that such ownership of stock would cause us to fail to qualify as a REIT. The charter generally provides that any attempted transfer which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries that we select. The charter further generally provides that, if the transfer of shares to a charitable trust would not be effective for any reason to prevent a violation of the foregoing restrictions, then the transfer of that number of shares that would otherwise cause that violation shall be void and the intended transferee shall acquire no rights in such shares of our stock. For further information about these and other related provisions of our charter, see "Descriptions of Common Stock and Preferred Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.

              The Indenture will provide that, notwithstanding any other provision of the Indenture or the Notes, no holder of Notes shall be entitled to convert such Notes for our common stock to the extent that the receipt of such common stock would violate any of the limitations on ownership of our stock contained in our charter, unless such person had been exempted from such limits in our board of director's sole discretion in accordance with the charter. Any attempted conversion of Notes that would result in the issuance of common stock in excess of such ownership limit in the absence of such an exemption shall be void to the extent of the number of shares that would cause such violation and the related note or portion thereof shall be returned to the holder as promptly as practicable. We will have no further obligation to the holder with respect to such voided conversion and such Notes will be treated as if they have not been submitted for conversion. A holder of returned Notes may resubmit those Notes for conversion at a later date subject to compliance with the terms of the indenture and ownership limits described above. The foregoing limitation on the right of holders of Notes to receive common stock upon conversion of Notes will terminate if the restrictions on ownership and transfer of our stock set forth in our charter shall terminate (which, in general, will occur only if, among other things, our Board of Directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with those restrictions on ownership and transfer are no longer required for REIT qualification) or if our Board of Directors revokes or otherwise terminates our election to qualify as a REIT pursuant to Section 856(g) (or any successor thereto) of the Internal Revenue Code.

Fundamental Change Make-Whole Premium

              Upon the "effective date" of certain "make-whole fundamental changes," in certain circumstances, we will pay a fundamental change make-whole premium upon the conversion of the Notes in connection with any such transaction by increasing the conversion rate on such Notes. The fundamental change make-whole premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to holders of Notes upon conversion. The fundamental change make-whole premium will be determined by reference to the table below and is based on the date on which the make-whole fundamental change becomes effective, referred to as the "effective date," and the price, referred to as the "stock price," paid, or deemed to be paid, per share of our common stock in the transaction constituting the make-whole fundamental change, subject to adjustment as described below. If holders of our common stock receive only cash in the make-whole fundamental change, the stock price shall be the cash amount paid per share. In all other cases, the stock price shall be the average last reported sale price of our common stock for the 10 trading days immediately prior to but not including the effective date.

              A "make-whole fundamental change" is any event which is a change of control, as defined below under "—Repurchase at Option of Holders Upon a Fundamental Change" (other than an event described in clauses (3) or (4) of the definition of "change of control"), and, if applicable, where more than 10% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) received or to be received by the Company's shareholders in connection with such fundamental change consists of cash or assets other than common stock traded or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

              The following table shows what the fundamental change make-whole premium would be for each hypothetical stock price and effective date set forth below, expressed as additional shares of common stock per $1,000 principal amount of Notes.

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$	$
Nov. , 2012
Nov. 15, 2013
Nov. 15, 2014
Nov. 15, 2015
Nov. 15, 2016

              The actual stock price and effective date may not be set forth on the table, in which case:

  •
  if the actual stock price on the effective date is between two stock prices on the table or the actual effective date is between two effective dates on the table, the fundamental change make-whole premium will be determined by a straight-line interpolation between the fundamental change make-whole premiums set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

  •
  if the stock price on the effective date exceeds $            per share, subject to adjustment as described below, no fundamental change make-whole premium will be paid; and

  •
  if the stock price on the effective date is less than $            per share, subject to adjustment as described below, no fundamental change make-whole premium will be paid.

              The stock prices set forth in the first row of the table above will be adjusted as of any date on which the conversion rate of the Notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the conversion rate as set forth above under "—Adjustment of Conversion Rate," other than by operation of an adjustment to the conversion rate by adding the fundamental change make-whole premium as described above.

              A conversion of the Notes by a holder will be deemed for these purposes to be "in connection with" a make-whole fundamental change if the conversion notice is received by the conversion agent on or subsequent to the effective date of the make-whole fundamental change up to midnight, New York City time, of the Business Day immediately before the related fundamental change repurchase date. We will notify holders of Notes in writing of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than 5 Business Days after such effective date.

              Notwithstanding the foregoing, in no event will the conversion rate exceed                per $1,000 principal amount of Notes, subject to adjustments in the same manner as the conversion rate as set forth above under "—Adjustment of Conversion Rate."

              Our obligation to pay the fundamental change make-whole premium may constitute a penalty under applicable contract law, and therefore its enforceability cannot be assured.

Repurchase at Option of Holders Upon a Fundamental Change

              If a fundamental change occurs, each holder of Notes will have the right to require us to repurchase any or all of their outstanding Notes on the fundamental change repurchase date. A holder may require us to repurchase fewer than all of such holder's Notes so long as the principal amount of Notes to be repurchased is an integral multiple of $1,000; provided that if, following the repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000.

              The fundamental change repurchase date shall be a date specified by us, but that will not be less than 20 Business Days nor more than 35 Business Days after the date we give written notice of the fundamental change, at a repurchase price, payable in cash, equal to 100% of the principal amount of the Notes to be repurchased, together with interest accrued and unpaid to, but excluding, the fundamental change repurchase date. If we specify a fundamental change repurchase date that is after a record date for the payment of interest and on or prior to the corresponding interest payment date, we will pay accrued and unpaid interest to the holder of record at the close of business on the record date, and the fundamental change repurchase price will be 100% of the principal amount of Notes to be repurchased.

              We will send to all record holders a notice of a fundamental change within 15 days after it has occurred. We are also required to promptly deliver to the Trustee a copy of the fundamental change notice. If a holder elects to require us to repurchase the holder's Notes, the holder must deliver to us or our designated agent (in the case of Notes held in book entry form, in accordance with appropriate DTC procedures), on or before the Business Day prior to the fundamental change repurchase date, the holder's fundamental change repurchase notice. Our notice of the fundamental change (delivered in any manner permitted by the Indenture, including through DTC) will be provided to all holders of the Notes and the

Trustee and paying agent and include notice of the occurrence of the fundamental change and of the resulting repurchase right. Such fundamental change repurchase notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the date of the fundamental change;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the fundamental change repurchase price;

  •
  the fundamental change repurchase date;

  •
  the name and address of the paying agent and the conversion agent, if applicable;

  •
  that the Notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the Indenture; and

  •
  the procedures that holders must follow to require us to repurchase their Notes.

              Simultaneously with providing such written notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

              To exercise the repurchase right, a holder must deliver, on or before the Business Day immediately preceding the fundamental change repurchase date, the Notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent (in the case of Notes held in book entry form, in accordance with appropriate DTC procedures). The holder's fundamental change repurchase notice must state:

  •
  if certificated, the certificate numbers of the holder's Notes to be delivered for repurchase, or if not certificated, the holder's notice must comply with appropriate DTC procedures;

  •
  the portion of the principal amount of Notes to be repurchased, which must be a minimum of $2,000 and in an integral multiple of $1,000 in excess thereof; and

  •
  that the Notes are to be repurchased by us pursuant to the applicable provisions of the Notes and the Indenture.

              A holder may withdraw any fundamental change repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent (or in accordance with appropriate DTC procedures) prior to the close of business on the Business Day prior to the fundamental change repurchase date. The notice of withdrawal must state:

  •
  the principal amount of the withdrawn Notes;

  •
  if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, the holder's notice must comply with appropriate DTC procedures; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

              We will be required to repurchase any Notes with respect to which the holder has duly exercised its repurchase rights on the fundamental change repurchase date. Holders duly exercising their repurchase rights will receive payment of the fundamental change repurchase price on the later of the fundamental change repurchase date and the time of book-entry transfer or the delivery of the Notes. If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of such Notes on the fundamental change repurchase date, then:

  •
  the Notes will cease to be outstanding and interest, including any additional interest, if any, will cease to accrue (whether or not book-entry transfer of the Notes is made or whether or not the Note is delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest (including any additional interest) upon delivery or transfer of the Notes).

              A "fundamental change" will be deemed to have occurred upon a change of control or a termination of trading, each as defined below.

              A "change of control" will be deemed to have occurred at such time after the original issuance of the Notes when the following has occurred:

    (1)
    the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of the Company's capital stock entitling that person to exercise 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote generally in elections of directors;

    (2)
    any (A) recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or converted for, stock, other securities, other property or assets or (B) share exchange, consolidation or merger with or into any other person, or merger of another person into us, or (C) conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company and its subsidiaries' properties and assets to another person; provided that any transaction pursuant to which holders of all classes of the Company's capital stock immediately prior to the transaction that is a share exchange, consolidation or merger have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the capital stock of the continuing or surviving entity entitled to vote generally in the election of directors of the continuing or surviving entity immediately after the transaction in substantially the same proportions as such entitlement immediately prior to such transaction shall not be a change of control pursuant to this clause (2);

    (3)
    the Company's stockholders pass a resolution approving a plan of liquidation or dissolution; or

    (4)
    continuing directors (as defined below) cease to constitute at least a majority of the Company's board of directors.

              However, a change of control will not be deemed to have occurred if, in the case of a merger or consolidation, at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) received or to be received in connection with such merger or consolidation constituting the change of control consists of common stock traded or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or which will be so traded or quoted when issued or converted in connection with such change of control, and as a result of such transaction or transactions, such consideration becomes the reference property for the Notes.

              A "termination of trading" will be deemed to have occurred if our common stock or other common stock into which the Notes are convertible ceases to be listed or quoted on any of the New York

Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

              "Continuing director" means a director who either was a member of the Company's board of directors on the date of this offering memorandum or who becomes a member of the Company's board of directors subsequent to that date and whose election, appointment or nomination for election by the Company's stockholders is duly approved by a majority of the continuing directors on the Company's board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Company's entire board of directors in which such individual is named as nominee for director.

              The beneficial owner shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

              The definition of change of control includes a phrase relating to the conveyance, transfer, lease, or other disposition of "all or substantially all" of the Company's assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such Notes as a result of a conveyance, transfer, lease, or other disposition of less than all of the Company's assets may be uncertain.

              In some circumstances, the fundamental change repurchase feature of the Notes may make it more difficult or discourage a potential acquirer and thus the removal of incumbent management. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of common stock or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is the result of negotiations between us and the initial purchasers and is a standard term contained in other similar offerings of convertible or convertible Notes.

              In connection with any repurchase offer pursuant to a fundamental change repurchase notice, the Company will, if required:

  •
  comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

  •
  file a Schedule TO or any other required schedule under the Exchange Act.

              We may, to the extent permitted by applicable law, at any time repurchase the Notes in the open market or by tender at any price or by private agreement. Any Note so repurchased by us will be surrendered to the Trustee for cancellation. Any Notes surrendered to the Trustee may not be reissued or resold and will be canceled promptly.

              The term "fundamental change" is limited to specific transactions and may not include other events that might adversely affect the Company's financial condition or business operations. The preceding provisions would not necessarily protect holders of the Notes if highly leveraged or other transactions involving us or the Company occur that may adversely affect holders.

              Our ability to repurchase Notes upon the occurrence of a fundamental change is subject to important limitations. The occurrence of a fundamental change could cause an event of default under, or be prohibited or limited by, the terms of then existing indebtedness or financing arrangements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the Notes that might be delivered by holders of Notes seeking to exercise the repurchase right. Any failure by us to repurchase the Notes when required following a fundamental change would result in an event of default under the Indenture. Any such default may, in turn, cause a default under our indebtedness at that time. See "Risk Factors—We may not have the ability to raise funds necessary to repurchase Notes for cash upon a fundamental change as required by the indenture governing the Notes."

No Stockholder Rights for Holders of Notes

              Holders of Notes, as such, will not have any rights as the Company's stockholders (including, without limitation, voting rights and rights to receive any dividends or other distributions on shares of our common stock), except in limited circumstances described above under "—Adjustment of Conversion rate."

Calculations in Respect of the Notes

              Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the Notes. These calculations include, but are not limited to, determinations of the conversion price and conversion rate applicable to the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the Notes. We will provide a schedule of our calculations to the Trustee, and the Trustee is entitled to conclusively rely upon the accuracy of our calculations without responsibility for independent verification thereof. The Trustee will forward our calculations to any holder of Notes upon written request.

Merger, Consolidation and Sale of Assets

              The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

              (1)   either:

    (a)
    the Company shall be the surviving or continuing entity; or

    (b)
    the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety, or the "Surviving Entity:"

    (i)
    shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

    (ii)
    shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture, including the conversion obligations, on the part of the Company to be performed or observed;

              (2)   immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above, no Default or Event of Default shall have occurred or be continuing; and

              (3)   the Company or the Surviving Entity, as applicable, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

              For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

              The Indenture will provide that upon any consolidation or merger or any transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

              Although these types of transactions are permitted under the Indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the Notes of such holder as described under "—Repurchase at Option of Holders Upon a Fundamental Change" above, or, requiring us to pay a fundamental change make-whole premium with respect to any Notes converted in connection with such make-whole fundamental change.

Reports

              Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish the Holders:

    (1)
    all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes in reasonable detail the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's independent registered public accounting firm; and

    (2)
    all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports,

in each case within the time periods specified in the SEC's rules and regulations.

              In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the applicable time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to securities analysts and prospective investors, upon their request, the information described in clauses (1) and (2) above.

Events of Default

              The following events are defined in the Indenture as "Events of Default" with respect to the Notes:

    (1)
    the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

    (2)
    the failure to pay the principal of any Notes when due and payable, at maturity or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to an exercise of a repurchase right);

    (3)
    the failure to deliver shares of common stock, together with cash instead of fractional shares, when those shares of common stock and cash instead of fractional shares are required to be delivered or paid, as the case may be, following conversion of a Note, and such a default continues for a period of five Business Days;

    (4)
    the failure to give you notice of your rights to require us to repurchase your Notes upon a fundamental change as described under "—Repurchase at Option of Holders Upon a Fundamental Change" when due;

    (5)
    a default in the observance or performance of any other covenant or agreement contained in the Indenture and such default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "—Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

    (6)
    the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of, or interest or premium, if any, on any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal, interest or premium at final maturity or which has been accelerated, aggregates $50.0 million or more at any time; or

    (7)
    certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries.

              If an Event of Default (other than an Event of Default specified in clause (7) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration," or the "Acceleration Notice," and the same shall become immediately due and payable.

              If an Event of Default specified in clause (7) above with respect to the Company occurs and is continuing, then all unpaid principal of and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

              The Indenture will provide that, at any time after a declaration of acceleration with respect to Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

    (1)
    if the rescission would not conflict with any judgment or decree;

    (2)
    if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

    (3)
    to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

    (4)
    if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

    (5)
    in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

              No such rescission shall affect any subsequent Default or impair any right consequent thereto.

              The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture and its consequences, except a default in the payment of the principal or interest on any Notes.

              Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

              Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Satisfaction and Discharge

              We may satisfy and discharge our obligations under the Indenture by delivering to the securities registrar for cancellation all outstanding Notes or by depositing with the Trustee or delivering to the holders, as applicable, after the Notes have become due and payable, whether at stated maturity, any fundamental change repurchase date, or upon conversion or otherwise, cash and/or (in the case of conversion) shares of common stock sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

              The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

    (1)
    all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, whether at maturity, any fundamental change repurchase date, or upon conversion, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on such Notes and/or (in the case of Notes converted) shares of common stock, together with irrevocable instructions from the Company directing the Trustee to apply such funds and/or shares to the payment or conversion, if applicable, of such Notes;

    (2)
    the Company has paid all other sums payable under the Indenture by the Company; and

    (3)
    the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

              From time to time, the Company and the Trustee, without the consent of the Holders, may modify, amend or supplement the Indenture:

    (1)
    to cure any ambiguity, defect or inconsistency that does not adversely affect in any material respect the rights of any Holder of the Notes under the Indenture;

    (2)
    to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of the terms of the Indenture;

    (3)
    to provide for the assumption of the Company's obligations to the Holders by a successor to the Company pursuant to the terms of the Indenture;

    (4)
    to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respect the rights of any Holder of the Notes;

    (5)
    to conform the provisions of the Indenture to the "Description of the Notes" and "Description of Debt Securities" sections of this prospectus;

    (6)
    to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA;

    (7)
    to comply with the rules of any applicable depositary;

    (8)
    to evidence and provide for the acceptance of appointment under the Indenture of a successor trustee;

    (9)
    to add guarantees;

    (10)
    to provide for conversion rights of holders of Notes if any recapitalization, reclassification or change of our common stock or any consolidation, merger or sale, conveyance or lease of all or substantially all of our assets or a statutory share exchange occurs; or

    (11)
    to increase the conversion rate, provided that the increase will not adversely affect the interests of holders of Notes in any material respect.

              Other modifications, amendments and supplements of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes), except that, without the consent of each Holder affected thereby, no amendment may:

    (1)
    reduce the amount of Notes whose Holders must consent to an amendment;

    (2)
    reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

    (3)
    reduce the principal of or change or have the effect of changing the fixed maturity of any Notes;

    (4)
    make any Notes payable in money other than that stated in the Notes;

    (5)
    make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or shares of common stock upon conversion of Notes or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

    (6)
    after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to repurchase Notes upon the occurrence of a fundamental change or, after fundamental change has occurred, modify any of the provisions or definitions with respect thereto;

    (7)
    except as otherwise permitted or contemplated by provisions of the Indenture concerning specified reclassifications or corporate reorganizations, adversely affect the conversion rights of holders of the Notes;

    (8)
    modify or change any provision of the Indenture or the related definitions affecting the seniority or ranking of the Notes in a manner which adversely affects the Holders.

              The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed modification, amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed modification, amendment, supplement or waiver.

Notices

              Except as otherwise provided in the Indenture, notices to holders of Notes will be given by mail or by other electronic means to the addresses of holders of the Notes as they appear in the Note register.

Governing Law

              The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

              The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

              The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

              Set forth below is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all terms used therein, including terms used herein for which no definition is provided.

              "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

              "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

              "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

              "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

              "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

              "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

              "Subsidiary," with respect to any Person, means:

    (1)
    any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

    (2)
    any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

 BOOK-ENTRY; SETTLEMENT AND CLEARANCE

The Global Notes

              The Notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC's nominee).

              So long as DTC or its nominee is the registered owner of the global securities representing the Notes, DTC or such nominee will be considered the sole owner and holder of the Notes for all purposes of the Notes and the indenture. Except as provided below, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each Person owning a beneficial interest in a Note must rely on the procedures of DTC or its nominee and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, in order to exercise any rights of a holder of Notes.

              Unless and until we issue the Notes in fully certificated, registered form under the limited circumstances described below under the heading "—Certificated Notes":

  •
  you will not be entitled to receive a certificate representing your interest in the Notes;

  •
  all references in this prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

  •
  all references in this prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Notes, for distribution to you in accordance with DTC procedures.

Book-entry Procedures for the Global Notes

              All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

              DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended.

              DTC holds securities that its participants, or "Direct Participants," deposit with DTC. DTC also facilitates the settlement among Direct Participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or "DTCC." DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and

Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or "Indirect Participants." The rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

              Purchases of securities under the DTC system must be made by or through Direct Participants, who will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security, or "Beneficial Owner," is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

              To facilitate subsequent transfers, all securities deposited by Direct Participants with the trustee on behalf of DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

              Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

              Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

              Principal and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or our agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

              DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, if a successor securities depository is not obtained, security certificates are required to be printed and delivered.

              We may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

              The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

              We have no responsibility for the performance by DTC or its Participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Certificated Notes

              Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the Trustee that we elect to cause the issuance of certificated Notes; or

  •
  certain other events provided in the Indenture should occur.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

              The following discussion is a summary of certain U.S. federal income tax consequences expected to result from the purchase, ownership and disposition of the Notes and of the shares of our common stock into which the Notes may be converted. Except where noted, this summary only addresses holders who acquire the Notes at original issuance for the issue price (the first price at which a substantial amount of the Notes are sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers) and who hold the Notes or shares of common stock as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code. This summary is based upon current provisions of the Internal Revenue Code, applicable Treasury regulations, judicial authority and administrative rulings and practice, any of which may be altered with retroactive effect thereby changing the U.S. federal income tax consequences discussed below. There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been or is expected to be sought.

              The U.S. federal income tax treatment of a holder of Notes or shares of our common stock may vary depending upon such holder's particular situation. Certain holders (including, but not limited to, banks, certain financial institutions, persons who mark-to-market the Notes or shares of our common stock, individuals, partnerships or other pass-through entities, insurance companies, broker-dealers, expatriates, subchapter S corporations, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, regulated investment companies, tax-exempt organizations, governmental organizations and persons holding the Notes or shares of our common stock as part of a "straddle," "hedge," "conversion transaction" or other integrated investment) may be subject to special rules not discussed below. This summary addresses only certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes and of the shares of our common stock into which the Notes may be converted, and does not address any tax consequences under state, local or foreign laws, or any tax consequences under the estate or alternative minimum tax provisions in the Internal Revenue Code. For a discussion of the U.S. federal income tax consequences of holding and disposing of shares of our common stock, including the treatment of distributions made with respect to such shares, see "Certain U.S. Federal Income Tax Consequences" in the accompanying prospectus, as indicated below.

              PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES OR SHARES OF OUR COMMON STOCK, INCLUDING A CONVERSION OF THE NOTES, AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS OR TAX TREATIES.

              As used herein, the term "U.S. Holder" means a beneficial owner of Notes or shares of our common stock that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States,

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof,

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source,

  •
  a trust, if both: (1) a court within the United States is able to exercise primary supervision over the administration of the trust; and (2) one or more United States persons have the authority to control all substantial decisions of the trust, or

  •
  one of certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons.

              As used herein, the term "Non-U.S. Holder" means a beneficial owner of Notes or shares of common stock that is, for U.S. federal income tax purposes, a nonresident alien or a corporation, estate or trust that is not a U.S. Holder.

              If a partnership, including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds the Notes or shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding the Notes or shares of our common stock should consult their tax advisor regarding the consequences of the purchase, ownership and disposition of the Notes or shares of our common stock.

U.S. Holders

Payments of Interest

              Interest payments on the Notes will constitute "qualified stated interest." Accordingly, interest on the Notes will be taxable to a U.S. Holder as ordinary income at the time it accrues or is received, in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

Sale, Redemption or Other Taxable Disposition of Notes

              Except as provided below under "Conversion of Notes," in general, a U.S. Holder of a Note will recognize gain or loss upon the sale, redemption or other taxable disposition of such Note in an amount equal to the difference between:

  •
  the amount of cash and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued interest, which generally will be taxable to a U.S. Holder as ordinary income to the extent not previously included in income), and

  •
  the U.S. Holder's adjusted tax basis in such Note.

              A U.S. Holder's adjusted tax basis in a Note generally will be equal to the price that such U.S. Holder paid for such Note, decreased by the amount of any payments, other than stated interest payments, received with respect to such Note. Any gain or loss recognized on the taxable disposition of a Note will be capital gain or loss. If, at the time of sale, redemption or other taxable disposition of the Note, a U.S. Holder is treated as holding the Note for more than one year, this capital gain or loss will be long-term capital gain or loss. In the case of certain non-corporate U.S. Holders (including individuals), long-term capital gain generally will be eligible for reduced rates of taxation. A U.S. Holder's ability to deduct capital losses may be limited.

Conversion of Notes

              A U.S. Holder of a Note will not recognize any income, gain or loss on the conversion of such holder's Notes into shares of our common stock except to the extent of cash received in lieu of a fractional share of common stock, and except that the fair market value of common stock received with respect to accrued interest will be taxable as such. The amount of gain or loss on the deemed sale of a fractional share will be equal to the difference between the amount of cash such U.S. Holder receives in respect of such fractional share, and the portion of such U.S. Holder's adjusted tax basis in the Note that is allocable to the fractional share. The tax basis of the shares of common stock received upon a conversion (other than common stock received with respect to accrued interest) will equal the adjusted tax basis of the Note that was converted, reduced by the portion of the tax basis that is allocable to any fractional share. A U.S. Holder's tax basis in the common stock received with respect to accrued interest will equal the fair market value of such stock. A U.S. Holder's holding period for shares of common stock will include the period during which such holder held the Notes, except that the holding period of any common stock received with respect to accrued interest will commence on the day after the receipt of such stock.

Ownership and Disposition of Shares of Our Common Stock

              For a discussion of the U.S. federal income tax consequences of the ownership and disposition of shares of our common stock that you acquire as the result of a conversion of a Note, including the treatment of distributions made on shares of our common stock, see "Certain U.S. Federal Income Tax Consequences—Taxation of Taxable U.S. Stockholders" in the accompanying prospectus.

Constructive Distributions

              The conversion rate of the Notes will be adjusted in certain circumstances. See "Description of the Notes—Adjustment of Conversion Rate." Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder's proportionate interest in our assets or earnings may in some circumstances result in a constructive distribution to such holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Notes, however, will generally not be considered to result in a constructive distribution. Certain of the possible conversion rate adjustments provided in the Notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and adjustments discussed in "Description of the Notes—Fundamental Change Make-Whole Premium") may not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the U.S. Holders of Notes will be deemed to have received a distribution even though they have not received any cash or property as a result of such adjustments. Any taxable constructive distribution to a U.S. Holder of Notes will be included in such holder's income in the same manner as an actual distribution received by such holder as discussed in the accompanying prospectus under "Certain U.S. Federal Income Tax Consequences—Taxation of Taxable U.S. Stockholders—Distributions Generally." Accordingly, such U.S. Holder would be considered to have received a distribution taxable as a dividend to the extent of our current or accumulated earnings and profits even though such holder did not receive any cash or other property.

Mergers and Consolidations

              If we are a party to certain transactions, including a consolidation, merger or statutory share exchange, or a transfer of all or substantially all of the consolidated assets of us and our subsidiaries, as described under "Description of the Notes—Adjustment of Conversion Rate," the conversion rights will be adjusted so that holders of Notes will be entitled to convert such Notes into the type of consideration that such holders would have been entitled to receive in such transaction had such holders' Notes been converted into shares of our common stock immediately prior to such transaction. Depending on the facts and circumstances at the time of any such transaction, such adjustment may result in a deemed exchange of the Notes, which may be a taxable event for U.S. federal income tax purposes. U.S. Holders are encouraged to consult their tax advisors regarding the U.S. federal income tax consequences of such an adjustment as a result of any such transaction.

Non-U.S. Holders

Payments of Interest

              A Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on payments of interest on a Note, pursuant to the "portfolio interest exemption," if such payments are not effectively connected with the conduct by such Non-U.S. Holder of a U.S. trade or business, unless such Non-U.S. Holder (i) owns directly, or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code, (ii) is a controlled foreign corporation related to us (actually or constructively) though stock ownership, or (iii) is a bank as to which the interest represents interest received on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, in which case such interest will be subject to a 30% withholding tax (unless reduced or eliminated by an applicable tax treaty). To qualify for the portfolio interest exemption (or the elimination or reduction of the applicable withholding tax under a treaty), the last United States payor in the chain of payment prior to payment to a Non-U.S. Holder, or the "Withholding Agent," must have received, before payment, a statement that

  •
  is signed by the Non-U.S. Holder under penalties of perjury,

  •
  certifies that the Non-U.S. Holder is not a U.S. Holder, and

  •
  provides the name and address of the Non-U.S. Holder.

              The statement may be made on an IRS Form W-8BEN (or a substantially similar form), and the Non-U.S. Holder must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the beneficial owner of the Note must provide the above statement to such organization or institution and the organization or institution must provide to the Withholding Agent a certificate stating that such organization or institution has been provided with a valid IRS Form W-8BEN (or substantially similar form).

              If interest and other payments received by a Non-U.S. Holder with respect to the Notes are effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, and, if required by an applicable income tax treaty the benefits of which the Non-U.S. Holder is eligible for, are attributable to a U.S. permanent establishment, then although the Non-U.S. Holder will be exempt from the 30% withholding tax discussed above (provided that such Non-U.S. Holder delivers a properly executed IRS Form W-8ECI stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States), such Non-U.S. Holder will generally be subject to the rules described above for a U.S. Holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. Holder may also be subject to the "branch profits tax" equal to 30% (or a lesser rate as may be specified under an applicable income tax treaty if the Non-U.S. Holder is eligible for the benefits of such treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a U.S. trade or business, if such Non-U.S. Holder is a corporation.

Sale, Redemption, Conversion or Other Taxable Disposition of Notes

              A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any amount which constitutes gain upon the sale, redemption, conversion or other taxable disposition of a Note, unless (i) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder and, if required by an applicable income tax treaty the benefits of which the Non-U.S. Holder is eligible for, is attributable to a U.S. permanent establishment, (ii) in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, or (iii) our common stock is subject to tax under the rules of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). For a discussion of the application of FIRPTA to our common stock, see "Certain U.S. Federal Income Tax Consequences—Taxation of Non-U.S. Stockholders" in the accompanying prospectus. Even if our common stock constitutes U.S. real property interests ("USRPIs") under FIRPTA, a Non-U.S. Holder's disposition of the Notes generally will still not be subject to tax under FIRPTA as a disposition of USRPIs provided that (i) our common stock is "regularly traded" (as defined by applicable Treasury regulations) on an established securities market and (ii) such holder did not own, actually or constructively, Notes whose total fair market value on the date they were acquired (and on the date or dates any additional Notes were acquired) exceeded the fair market value on that date (and on the date or dates any additional Notes were acquired) of 5% of all our common stock or, if the Notes are "regularly traded" (as defined by applicable Treasury regulations) on an established securities market, such holder did not own, actually or constructively, more than 5% of the total fair market value of the Notes at any time during a specified testing period. Certain other exceptions to U.S. federal income or withholding tax may be applicable, and a Non-U.S. Holder should consult its tax advisor in this regard.

              If payments of proceeds from a sale, redemption, conversion or other taxable disposition of the Notes received by a Non-U.S. Holder are effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, they will be subject to the rules described above for payments of interest received by a Non-U.S. Holder that are effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

              Any common stock a Non-U.S. Holder receives upon the conversion of a Note which is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under "Payments of Interest."

Ownership and Disposition of Shares of Our Common Stock

              For a discussion of the U.S. federal income tax consequences of the ownership and disposition of shares of our common stock that you acquire as the result of a conversion of a Note, including the treatment of distributions (including constructive distributions, as discussed below) made on shares of our common stock, see "Certain U.S. Federal Income Tax Consequences—Taxation of Non-U.S. Stockholders" in the accompanying prospectus.

Constructive Distributions

              As mentioned above, under "—U.S. Holders—Constructive Distributions," the terms of the Notes allow for adjustment of the conversion rate of the Notes in certain circumstances and such adjustments may give rise to constructive distributions to Non-U.S. Holders. Any such constructive distribution will be treated in the same manner as an actual distribution with respect to our common stock for purposes of U.S. federal income taxes and withholding taxes. If we pay withholding taxes on behalf of a holder as a result of a constructive distribution upon an adjustment (or the failure to make an adjustment) to the conversion rate of the Notes, we may, at our option, set off such payments against cash payments of interest on the Notes or cash or shares of common stock otherwise deliverable to a holder upon conversion of Notes or a redemption or repurchase of Notes. Prospective investors are urged to consult their tax advisors with respect to the U.S. federal income tax and withholding tax consequences resulting from an adjustment to the conversion rate of the Notes.

Backup Withholding

              Certain non-corporate U.S. Holders may be subject to backup withholding on payments of principal and interest on, and the proceeds of the disposition of, the Notes, if the U.S. Holder:

  •
  fails to furnish on a properly completed IRS Form W-9 (or substantially similar form) its taxpayer identification number, or "TIN," which, for an individual, would be his or her Social Security number,

  •
  furnishes an incorrect TIN,

  •
  is notified by the IRS that it has failed to report payments of interest or dividends, or

  •
  under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments.

              In addition, such payments of principal, interest and disposition proceeds to non-corporate U.S. Holders will generally be subject to information reporting. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

              We must report annually to the IRS and to each Non-U.S. Holder any interest on the Notes and the amount of tax, if any, withheld with respect to such interest payments. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

              Backup withholding and other information reporting generally will not apply to payments of interest made to a Non-U.S. Holder of a Note who provides a properly completed applicable IRS Form W-8 (or substantially similar form) or otherwise establishes an exemption from backup withholding and additional information reporting. Payments of principal or the proceeds of a disposition of the Notes by or through a United States office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies its status as a Non-U.S. Holder under penalties of perjury (and certain other conditions are met) or otherwise establishes an exemption. Payments of principal or the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign broker with certain relationships to the United States generally will be subject to information reporting, but not backup withholding, unless the broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

              Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

              For a discussion of the backup withholding and information reporting rules applicable to shares of our common stock that you acquire as the result of a conversion of a Note, see "Certain U.S. Federal Income Tax Consequences—Backup Withholding and Information Reporting" in the accompanying prospectus.

Additional Withholding Requirements

              Under U.S. federal legislation and related administrative guidance, the relevant withholding agent may be required to withhold 30% on any interest or dividend income paid after December 31, 2013 and any gross proceeds from a disposition of Notes or common stock occurring after December 31, 2016 paid to (i) a foreign financial institution (whether such institution is the beneficial owner or an intermediary) unless such foreign financial institution agrees to verify, report and disclose its U.S. account holders and meets certain other specified requirements or (ii) a non-financial foreign entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. The legislation contains a grandfathering provision that exempts from withholding any interest payment under, or gross proceeds from a disposition of, an obligation that is outstanding on March 18, 2012, and proposed Treasury regulations would extend this grandfathering provision to obligations that are outstanding on January 1, 2013. These proposed regulations are not effective until finalized, however, and unless and until they are so finalized, taxpayers are not entitled to rely on them. Holders of Notes should consult their own tax advisors regarding this legislation and whether it may be relevant to their purchase, ownership and disposition of the Notes or shares of our common stock.

UNDERWRITING

              Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	$
Barclays Capital Inc.
J.P. Morgan Securities LLC
Total		$100,000,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representative has advised us that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of      % of the principal amount of the Notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed. The underwriters may offer and sell Notes through certain of their affiliates.

              The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional notes.

	Per Note		Without Option	With Option
Public offering price		%	$	$
Underwriting discount		%	$	$
Proceeds, before expenses, to us		%	$	$

              The expenses of the offering, not including the underwriting discount, are estimated at $500,000 and are payable by us.

Option to Purchase Additional Notes

              We have granted an option to the underwriters to purchase up to an additional $15,000,000 principal amount of the Notes at the public offering price, less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional principal amount of the Notes proportionate to that underwriter's initial amount reflected in the above table.

New Issue of Notes

              The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

New York Stock Exchange Listing

              Our shares are listed on the New York Stock Exchange under the symbol "SFI."

No Sales of Similar Securities

              We, our directors and certain of our officers have agreed, with certain limited exceptions, that we and they will not, for a period of 60 days after the date of this prospectus supplement, without first obtaining the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly

  •
  offer, pledge, sell or contract to sell any common stock,

  •
  sell any option or contract to purchase any common stock,

  •
  purchase any option or contract to sell any common stock,

  •
  grant any option, right or warrant for the sale of any common stock,

  •
  lend or otherwise dispose of or transfer any common stock,

  •
  request or demand that we file a registration statement related to any common stock, or

  •
  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise;

provided, however, that our directors and officers may sell not more than $10 million of our common stock, in the aggregate, during such 60-day period.

              This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for or repayable with our common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. In the event that either (x) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (y) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Price Stabilization, Short Positions

              In connection with the offering, the underwriters may purchase and sell the Notes or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional Notes described above. The underwriters may close out any covered short position by either exercising their option to purchase additional Notes or purchasing Notes in the open market. In determining the source of Notes to close out the covered short position, the underwriters will consider, among other things, the price of Notes available for purchase in the open market as compared to the price at which they may purchase Notes through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Notes or shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of the Notes or our common stock prior to the completion of the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes or our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

              Certain affiliates of the underwriters are lenders and agents under the March 2012 Credit Agreement and the New Credit Agreement. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. The underwriters in this offering of Notes are also acting as underwriters in the 2018 Notes Offering.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may hold positions in our 8.625% Senior Notes due 2013 and our 6.50% Senior Notes due 2013 and, to the extent they hold any such notes, they may receive a portion of the proceeds from this offering.

              The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

              In connection with the offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Notice to Prospective Investors in the European Economic Area

              In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a "Relevant Member State", with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the "Relevant Implementation Date" no offer of Notes may be made to the public in that Relevant Member State other than:

    A.
    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

    B.
    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

    C.
    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

    provided that no such offer of Notes shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              This prospectus has been prepared on the basis that any offer of Notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

              For the purpose of the above provisions, the expression "an offer to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the "Order," and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

              This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or "DFSA". This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

 LEGAL MATTERS

              The legality of the Notes offered by this prospectus supplement will be passed upon for us by Clifford Chance US LLP, New York, New York. Clifford Chance US LLP will rely upon the opinion of Venable LLP with respect to certain matters of Maryland law. Certain matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

              The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

iSTAR FINANCIAL INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
and
Warrants

        We may from time to time offer our common stock, preferred stock (which we may issue in one or more series), depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series) or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities, at an aggregate initial offering price which will not exceed $3,500,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or directly to purchasers.

        We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet which will precede the prospectus supplement.

        In each prospectus supplement we will include the following information:

  •
  The names of the underwriters or agents, if any, through which we will sell the securities.

  •
  The proposed amount of securities, if any, which the underwriters will purchase.

  •
  The compensation, if any, of those underwriters or agents.

  •
  The initial public offering price of the securities.

  •
  Information about securities exchanges, electronic communications networks or automated quotation systems on which the securities will be listed or traded.

  •
  Any other material information about the offering and sale of the securities.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        An investment in these securities entails certain material risks and uncertainties that should be considered. See "Risk Factors" in Part I, Item 1a of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and any subsequent report incorporated in this prospectus by reference.

The date of this prospectus is May 29, 2012

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares representing shares of preferred stock, debt securities or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities in one or more offerings for total proceeds of up to $3,500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading "Incorporation of Certain Documents By Reference."

FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are included with respect to, among other things, our current business plan, business strategy, portfolio management and liquidity. These forward-looking statements generally are identified by the words "believe," "project," expect," "anticipate," "estimate," "intend," strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results or outcomes to differ materially from those contained in the forward-looking statements.

        Important factors that we believe might cause such differences are discussed in the section entitled, "Risk Factors" in Part I, Item 1a of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and any subsequent report incorporated in this registration statement by reference, or otherwise accompany the forward-looking statements contained in this prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In assessing all forward-looking statements, you are urged to read carefully all cautionary statements, together with the other risks described from time to time in our reports and documents filed with the Securities and Exchange Commission, or the SEC, and you should not place undue reliance on those statements.

 iSTAR FINANCIAL INC.

        We are a fully-integrated finance and investment company focused on the commercial real estate industry. We provide custom-tailored investment capital to high-end private and corporate owners of real estate and invest directly across a range of real estate sectors. We are taxed as a real estate investment trust. Our three primary business segments are lending, net leasing and real estate investment.

        Our principal executive offices are located at 1114 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 930-9400. Our website is www.istarfinancial.com. The information on our website is not considered part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

	For the Three Months Ended March 31, 2012
		Years Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	—	—	—	—	—	1.2x
Ratio of earnings to fixed charges(1)	—	—	—	—	—	1.2x

(1)
For the three months ended March 31, 2012, our total earnings were not sufficient to cover fixed charges of $77,376 and earnings were not sufficient to cover fixed charges and preferred dividends by $87,956. For the years ended December 31, 2011, 2010, 2009 and 2008, our total earnings were not sufficient to cover fixed charges of $68,784, $218,353, $757,283 and $276,951, respectively, and earnings were not sufficient to cover fixed charges and preferred dividends by $111,104, $260,673, $799,603 and $319,271, respectively.

USE OF PROCEEDS

        Except as may be set forth in a particular prospectus supplement, we will add the net proceeds from sales of securities to our general corporate funds, which we may use to repay indebtedness, for new investments, or for other general corporate purposes.

 DESCRIPTION OF DEBT SECURITIES

        We intend to issue the debt securities under an indenture dated as of February 5, 2001 with US Bank Trust National Association, as trustee, which we may supplement from time to time. The following paragraphs describe the provisions of the indenture. The indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and you may inspect it at the office of the trustee. If we issue the debt securities under a different indenture, we will file it and incorporate it by reference into the registration statement and describe it in a prospectus supplement.

General

        The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities and may be either secured or unsecured. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be a prospectus supplement relating to each particular series of debt securities. Each prospectus supplement will describe:

  •
  The title of the debt securities and whether the debt securities are senior or subordinated debt securities;

  •
  Any limit upon the aggregate principal amount of a series of debt securities which we may issue;

  •
  The date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

  •
  The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

  •
  The currency or currencies in which principal, premium, if any, and interest, if any, will be paid.

  •
  The place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

  •
  Any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

  •
  The right, if any, of holders of the debt securities to convert them into common stock or other securities, including any provisions intended to prevent dilution as a result of the conversion rights;

  •
  Any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

  •
  Any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

  •
  The percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

  •
  Any special or modified events of default or covenants with respect to the debt securities;

  •
  Any security or collateral provisions; and

  •
  Any other material terms of the debt securities.

        The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to a particular series of debt securities may contain provisions of that type.

        We may issue debt securities at a discount from their stated principal amount. A prospectus supplement may describe U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

        If the principal of, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

        We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

        We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

        An event of default with respect to each series of debt securities will include:

  •
  Our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

  •
  Our default for 30 days or a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

  •
  Our default for 60 days or a period specified in a supplemental indenture, which may be no period after notice in the observance or performance of any other covenants in the indenture; and

  •
  Certain events involving our bankruptcy, insolvency or reorganization.

        A supplemental indenture relating to a particular series of debt securities may modify these events of default or include other events of default.

        The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

        The indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the applicable series of debt securities.

        The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

        A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture

        We and the trustee may:

  •
  Without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities;

  •
  With the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

  •
  With the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

        However, we may not:

  •
  Extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any of our other securities, without the consent of each holder of debt securities who will be affected; or

  •
  Reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions

        We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless: (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture; and (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.

Governing Law

        The indenture, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York.

 DESCRIPTION OF WARRANTS

        Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

  •
  The securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, debt securities, depositary shares or units consisting of two or more of those types of securities);

  •
  The exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

  •
  The period during which the warrants may be exercised;

  •
  Any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

  •
  The place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

  •
  Any other material terms of the warrants.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, including 15,000 shares of High Performance Common Stock, and 30,000,000 shares of preferred stock, $0.001 par value, of which 4,600,000 shares are designated 8.000% Series D Cumulative Redeemable Preferred Stock, $0.001 par value, or Series D preferred stock, 9,000,000 shares are designated 7.875% Series E Cumulative Redeemable Preferred Stock, $0.001 par value, 4,600,000 shares are designated 7.800% Series F Cumulative Redeemable Preferred Stock, $0.001 par value, 3,200,000 shares are designated 7.650% Series G Cumulative Redeemable Preferred Stock, $0.001 par value, and 5,000,000 shares are designated 7.500% Series I Cumulative Redeemable Preferred Stock, $0.001 par value. We previously had authorized and issued series of preferred stock designated Series A, B, C, and H preferred stock; however, we have retired each of those series, which makes the shares available for re-issuance and re-designation.

Common Stock

        Holders of common stock undesignated as to series will be entitled to receive distributions on common stock if, as and when our board of directors authorizes, and we declare, distributions. However, rights to distributions may be subordinated to the rights of holders of preferred stock, when preferred stock is issued and outstanding. In the event of our liquidation, dissolution or winding up, each outstanding share of common stock undesignated as to series will entitle its holder to a proportionate share of the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders.

        Holders of common stock undesignated as to series are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Series D preferred stock are entitled to 0.25 of a vote for each share on all matters submitted to a stockholder vote. They will vote with the common stock as a single class. There is no cumulative voting in the election of directors.

        Holders of shares of common stock generally have no preference, conversion, sinking fund, redemption, appraisal or exchange rights or any preemptive rights to subscribe for any of our securities. All shares of common stock undesignated as to series have equal dividend, distribution, liquidation and other rights.

High Performance Unit Program and High Performance Common Stock

        In May 2002, our stockholders approved the iStar Financial High Performance Unit, or HPU, Program. The HPU program entitled employee participants, or HPU Holders, to receive distributions if the total rate of return on our common stock (share price appreciation plus dividends) exceeded certain performance thresholds over a specified valuation period. We established seven HPU plans that had valuation periods ending between 2002 and 2008 and we have not established any new HPU plans since 2005. The programs, as more fully described in our annual proxy statements dated April 8, 2002, April 21, 2003, April 27, 2004, April 25, 2005, April 30, 2006, April 27, 2007, April 29, 2008 and April 23, 2009 are performance-based employee, director and officer compensation plans that only have material value to the participants if we provide superior returns to our stockholders. HPU Holders purchased their interests in High Performance Common Stock for aggregate initial purchase prices of approximately $2.8 million, $1.8 million, $1.4 million, $0.6 million, $0.7 million, $0.6 million and $0.8 million for the 2002, 2003, 2004, 2005, 2006, 2007 and 2008 plans, respectively.

        The 2002, 2003 and 2004 plans all exceeded their performance thresholds and are entitled to receive distributions, including upon our liquidation, dissolution or winding-up, equivalent to the amount of dividends payable on 819,254 shares, 987,149 shares and 1,031,875 shares, respectively, of our common stock as and when such dividends are paid on our common stock. Each of these three plans has 5,000 shares of High Performance Common Stock associated with it. High Performance

Common Stock carries 0.25 votes per share and is subject to redemption in certain limited circumstances.

        The remaining four plans that had valuation periods which ended in 2005, 2006, 2007 and 2008, did not meet their required performance thresholds and none of the plans were funded. As a result, we redeemed the participants' units for approximately $1,700 resulting in HPU Holders losing $2.4 million of aggregate contributions.

Certain Provisions of our Charter and Maryland Law

        We may be dissolved if our board of directors, by resolution adopted by a majority of our entire board of directors, declares the dissolution advisable and directs that the proposed dissolution be submitted for consideration at either an annual or special meeting of stockholders. Dissolution will occur once it is approved by the affirmative vote of a majority of stockholders entitled to cast votes on the matter.

        Our charter grants our board of directors the power to authorize the issuance of additional authorized but unissued shares of common stock and preferred stock. Our board of directors may also classify or reclassify unissued shares of common stock or preferred stock and authorize their issuance.

        Our charter also provides that, to the extent permitted by the General Corporate Law of Maryland, our board of directors may, without any action by the stockholders, amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

        We believe that these powers of our board of directors provide increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Although our board of directors does not intend to do so at the present time, it could authorize the issuance of a class or series that could delay, defer or prevent a change of control or other transaction that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Restrictions on Ownership and Transfer

        To maintain our REIT qualification under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, no group of five or fewer individuals can own, actually or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year, which we refer to as the 5/50 Test. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (determined without reference to any rules of attribution). To assist us in meeting these tests, our charter provides that no person other than persons who were our stockholders as of November 3, 1999 or persons exempted by our board of directors may beneficially or constructively own more than 9.8% of our capital stock, by value or number of shares, whichever is more restrictive; these provisions constitute the Ownership Limit.

        Each person who is a beneficial or constructive owner of shares of stock and each person, including the stockholder of record, who is holding shares of stock for a beneficial or constructive owner must provide us in writing any information with respect to direct, indirect and constructive ownership of shares of stock as our board of directors deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to determine our qualification as a REIT, and to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

        Any issuance or transfer of shares of our stock that would result in (1) a violation of the 5/50 Test, (2) our stock being beneficially owned by fewer than 100 persons, or (3) us otherwise failing to qualify as a REIT, shall be void and the intended transferee shall acquire no rights in such shares of our stock. Shares of our stock issued or transferred that would cause any stockholder to own more than the

Ownership Limit or otherwise cause us to fail to qualify as a REIT, which stockholder we refer to as a Prohibited Owner, will constitute shares of excess stock. All excess stock will be automatically transferred, without action by the Prohibited Owner, to a trust for the exclusive benefit of one or more charitable beneficiaries that we select, and the Prohibited Owner will not acquire any rights in the shares of excess stock. Such automatic transfer shall be deemed to be effective as of the close of business on the day prior to the date of the transfer causing a violation. If the transfer to the trust would not be effective for any reason to prevent a stockholder from owning more than the Ownership Limit or otherwise cause us to fail to qualify as a REIT, then the transfer of that number of shares necessary to cause such ownership or failure will be void and the intended transferee shall acquire no rights in such shares of our stock. The trustee of the trust shall be appointed by us and must be independent of us and the Prohibited Owner. The Prohibited Owner shall have no right to receive dividends or other distributions with respect to, or be entitled to vote, any excess stock held in the trust. Any dividend or other distribution paid prior to the discovery by us that excess stock has been transferred to the trust must be paid by the recipient of the dividend or distribution to the trustee upon demand for the benefit of the charitable beneficiaries, and any dividend or other distribution authorized but unpaid shall be paid when due to the trust. The trust shall have all dividend and voting rights with respect to the shares of excess stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or distribution so paid to the trust shall be held in trust for the charitable beneficiary.

        Within 60 days after the latest of (i) the date of the transfer which resulted in such transfer to the charitable trust and (ii) the date our board of directors determines in good faith that a transfer resulting in the transfer to the charitable trust has occurred, the trustee will sell the excess stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, any interest of the charitable beneficiary in the excess stock sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the charitable beneficiary as follows. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the excess stock (or, in the case of a devise, gift or other transaction in which no value was given for such shares held by the charitable trust, the Market Price (as defined in our charter) at the time of such devise, gift or other transaction), and (b) the price per share received by the trustee from the sale or other disposition of the excess stock held in the trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the charitable beneficiary. Shares of our stock held by the charitable trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares held by the trust (or, in the case of a devise, gift or other transaction in which no value was given for such shares held by the trust, the Market Price at the time of such devise, gift or other transaction) and (ii) the Market Price of the shares of our stock to which such shares held by the trust relates on the date we, or our designee, accepts such offer, or the Redemption Price. We shall have the right to accept such offer until the trustee has sold the shares of our stock held in the charitable trust. Upon such a sale, the interest of the charitable beneficiary in the shares of stock sold shall terminate and the trustee shall distribute the net proceeds of the sale to the purported record transferee of such shares. If any of the foregoing restrictions on transfer of our shares held by the trust are determined to be void or invalid, then the purported record transferee of such shares may be deemed, at our option, to have acted as our agent in acquiring such shares and to hold such shares on our behalf.

        These restrictions on ownership and transfer will not apply to our stock if our board of directors determines that it is no longer in our best interests to qualify as a REIT.

        These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for shares of our stock or otherwise be in the best interest of our stockholders.

Preferred Stock

        We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock. Each prospectus supplement will describe, as to the preferred stock to which it relates:

  •
  The title of the series;

  •
  Any limit upon the number of shares of the series which may be issued;

  •
  The preference, if any, to which holders of the series will be entitled upon our liquidation;

  •
  The date or dates on which we will be required or permitted to redeem shares of the series;

  •
  The terms, if any, on which we or holders of the series will have the option to cause shares of the series to be redeemed;

  •
  The voting rights of the holders of the preferred stock;

  •
  The dividends, if any, which will be payable with regard to the series (which may be fixed dividends or participating dividends and may be cumulative or non-cumulative);

  •
  The right, if any, of holders of the series to convert them into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

  •
  Any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem shares of the series or a purchase fund which will be used to purchase shares of the series;

  •
  Any other material terms of the series.

        Holders of shares of preferred stock will not have preemptive rights.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A.

 DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary receipts representing interests in shares of a particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

        While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

        Dividends and Other Distributions.    Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

        Withdrawal of Preferred Stock.    A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock and any money or other property to which the depositary shares relate.

        Redemption of Depositary Shares.    Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

        Voting.    Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

        Liquidation Preference.    Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

        Conversion.    If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

        Amendment and Termination of a Deposit Agreement.    We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

  •
  All outstanding depositary shares to which it relates have been redeemed or converted; or

  •
  The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

        Miscellaneous.    There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to "we," "our," "us" or "our company" mean only iStar Financial Inc., and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of our subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

  •
  U.S. expatriates;

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  persons who mark-to-market our common stock;

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  subchapter S corporations;

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  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

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  financial institutions;

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  insurance companies;

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  broker-dealers;

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  regulated investment companies, or RICs;

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  trusts and estates;

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  holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

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  persons holding our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

  •
  persons holding their interest through a partnership or similar pass-through entity;

  •
  persons holding a 10% or more (by vote or value) beneficial interest in us;

        and, except to the extent discussed below:

  •
  tax-exempt organizations; and

  •
  non-U.S. stockholders (as defined below).

        This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

        THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of iStar Financial—General

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1998. We believe that we have been organized and have operated in a manner which has allowed us to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to be organized and to operate in this manner. Our qualification and taxation as a REIT, however, depend upon our ability to meet, through actual annual operating results, asset requirements, distribution levels, diversity of stock ownership, and the various other requirements imposed under the Internal Revenue Code. Accordingly, there can be no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        In the opinion of Clifford Chance US LLP, commencing with our taxable year ended December 31, 2007, we have been organized and operated in conformity with the requirements for qualification as a REIT, and our present and proposed method of operation, as represented by us, will enable us to continue to meet the requirements for qualification as a REIT under the Internal Revenue Code. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations made by us as to factual matters (including representations concerning our organization, the nature and value of our assets, the types of income we earn in each taxable year and the past, present, and future conduct of our business operations), and assumes that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus and that we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in commercial mortgage loan securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. The opinion is expressed as of the date of this prospectus and Clifford Chance US LLP has no obligation to advise of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, asset requirements, distribution levels and diversity of stock ownership and the various other requirements imposed under the Internal Revenue Code as discussed below, the results of which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not have been reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operation for any one taxable year will satisfy such requirements. See "—Failure to Qualify." Clifford Chance US LLP's opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification. An opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge our qualification as a REIT.

        The sections of the Internal Revenue Code that relate to the qualification and taxation of REITs are highly technical and complex. The following describes the material aspects of the sections of the Internal Revenue Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code.

        Provided we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that generally results from an investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when such income is distributed. For tax years through 2012, stockholders who are taxed at individual U.S. federal income tax rates are generally taxed on corporate dividends at a maximum U.S. federal income tax rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received from us or other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2012. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See "—Taxation of Taxable U.S. Stockholders."

        Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

  •
  We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains;

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  We may be subject to the "alternative minimum tax" on items of tax preference, if any;

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  If we have: (1) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate (currently 35%) on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property. See "—Income Tests—Foreclosure Property" below;

  •
  We will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business. See
  "  —Income Tests—Prohibited Transactions Income" below;

  •
  If we fail to satisfy the 75% or 95% gross income tests, as described below, but have, nevertheless, maintained our qualification as a REIT because we meet certain other requirements, we will be subject to a tax equal to 100% of the gross income attributable to the greater of either (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% test for the taxable year or (b) the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability;

  •
  If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset test that does not exceed a statutory de minimis amount, as described more fully below, but our failure is due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of the highest corporate tax rate (currently 35%) and the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests;

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  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure;

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in "—Requirements for Qualification as a REIT;"

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  We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits, or REMICs, and certain taxable mortgage pools to the extent our shares are held in record name by specified tax-exempt organizations not subject to tax on unrelated business taxable income. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. For a discussion of "excess inclusion income," see "Certain U.S. Federal Income Tax Consequences—Effect of Subsidiary Entities—Taxable Mortgage Pools" and "—Excess Inclusion Income;"

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  We will be required to pay a 4% excise tax on the amount by which our annual distributions to our stockholders is less than the sum of: (1) 85% of our ordinary income for the year; (2) 95% of our REIT capital gain net income for the year; and (3) any undistributed taxable income from prior periods;

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  If we acquire an asset from a corporation which is or has been a C corporation (which generally includes a corporation that is not a REIT or an S corporation) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset within the ten-year period beginning on the date on which we acquired the asset, then we would be required to pay tax at the highest regular corporate tax rate on this gain to the extent the fair market value of the asset exceeds our adjusted tax basis in the asset, in each case, determined as of the date on which we acquired the asset. The results described in this paragraph assume that no election will be made under Treasury regulation Section 1.337(d)-7 for the C corporation to be subject to an immediate tax when the asset is acquired;

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  We will be subject to a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of our company to any of our tenants. Redetermined deductions and excess interest represent amounts that are deducted by our taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations;

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated; and

  •
  If we own subsidiaries or interests in entities that are C corporations for U.S. federal income tax purposes, including taxable REIT subsidiaries, the earnings of such corporations will generally be subject to U.S. federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

General

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to its beneficial owners;

  (3)
  that would be taxable as a domestic corporation, but for its election to be taxed as a REIT;

  (4)
  that is not a financial institution or an insurance company under the Internal Revenue Code;

  (5)
  that is owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of each year; and

  (7)
  that meets other tests, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification, described below, including with respect to the nature of its income and assets, and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4) must be met during the entire year and that condition (5) must be met during at least 335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply to the first taxable year for which an election is made to be taxed as a REIT.

        We believe that we currently satisfy conditions (1) through (7) above. In addition, our charter provides for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, our qualification as a REIT would terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to determine the actual ownership of our shares and we do not know, and would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we would not be disqualified as a REIT.

        In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Effect of Subsidiary Entities

Ownership of a Partnership Interest

        In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interests in the partnership for purposes of the REIT asset and gross income tests described below. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. For purposes of the 10% value test only, however, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding certain securities described in the Internal Revenue Code. Thus, our proportionate share of the assets and income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT asset and gross income requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in "—Tax Aspects of Investments in Partnerships."

Disregarded subsidiaries

        If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "—Asset tests" and "—Income Tests."

Taxable REIT Subsidiaries

        A "taxable REIT subsidiary" is a corporation which, together with a REIT that owns an interest in such corporation, makes an election to be treated as a taxable REIT subsidiary. A REIT may own up to 100% of the stock of a taxable REIT subsidiary. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of taxable REIT subsidiaries in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

        We hold a significant amount of assets in one or more taxable REIT subsidiaries, including assets that we have acquired through foreclosure, assets that may be treated as dealer property, and other assets that could adversely affect our ability to qualify as a REIT if held directly by us. However, we are subject to the limitation that securities of taxable REIT subsidiaries may not represent more than 25% of our total assets. The values of some of our assets, including assets that we hold through taxable REIT subsidiaries may not be precisely determined, and values are subject to change in the future. Accordingly, there can be no assurance that we have met or will be able to continue to comply with the 25% limitation. If dividends are paid to us by one or more domestic taxable REIT subsidiaries we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible through 2012 for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See "—Taxation of Taxable U.S. Stockholders" and "—Annual Distribution Requirements."

        The 25% limitation on the value of taxable REIT subsidiaries that we hold limits the extent to which we can conduct activities through a taxable REIT subsidiary or expand the activities that we conduct through a taxable REIT subsidiary. In addition, we may from time to time need to make distributions from a taxable REIT subsidiary in order to keep the value of our taxable REIT subsidiaries below 25% of our total assets. However, taxable REIT subsidiary dividends will generally not constitute qualifying income for purposes of the 75% REIT gross income test. See "—Income Tests." While we will monitor our compliance with both this income test and the limitation on the percentage of our assets represented by taxable REIT subsidiary securities, and intend to conduct our affairs so as to comply with both, the two may at times be in conflict with one another. It is possible that we may wish to distribute a dividend from a taxable REIT subsidiary in order to reduce the value of our taxable REIT subsidiaries below 25% of our assets, but be unable to do so without violating the 75% REIT gross income test. Although there are other measures we can take in such circumstances in order to remain in compliance with the requirements for REIT qualification, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

        Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if a taxable REIT subsidiary has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the taxable REIT subsidiary's adjusted taxable income for that year (although the taxable REIT subsidiary may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if a taxable REIT subsidiary pays interest, rent or another amount to a REIT that exceeds the amount that would be paid to an unrelated party in an arm's length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Finally, a taxable REIT subsidiary's ability to derive income from lodging and health care related properties is subject to certain limitations under the Internal Revenue Code.

Taxable Mortgage Pools

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations;

  •
  more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

  •
  the entity has issued debt obligations that have two or more maturities; and

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  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a taxable mortgage pool. We may enter into financing and securitization arrangements that give rise to taxable mortgage pools.

        A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as separate entities for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT's stockholders. See "—Excess Inclusion Income."

        If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary in which we own some, but less than all, of the ownership interests that would become a taxable mortgage pool, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Income Tests

        We must meet two annual gross income requirements to qualify as a REIT. First, each year we must derive at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, from investments relating to real property or mortgages on real property, including "rents from real property." Dividends received from and gains from the disposition of shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as certain kinds of temporary investments. Second, each year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, from investments meeting the 75% test described above, or from dividends, interest and gain from the sale or disposition of stock or securities. For these purposes, the term "interest" generally does not include any interest of which the amount received depends on the income or profits of any person. An amount will generally not be excluded from the term "interest," however, if such amount is based on a fixed percentage of gross receipts or sales.

Interest Income

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        In the event that we invest in a mortgage loan that is not fully secured by real property and is secured by other property, we are required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest "principal amount" of the loan during the year. Revenue Procedure 2011-16 interprets the "principal amount" of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat gain attributable to any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest. Any mortgage loan that we invest in that is not fully secured by real property may therefore be subject to the interest apportionment rules and the position taken in IRS Revenue Procedure 2011-16 as described above.

        In addition, if we modify a distressed debt investment of ours by an agreement with the borrower, and if the modification is treated as a "significant modification" under the applicable Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to reapportion the interest income to the real property security based on the value of the real property at the time of the modification, which may have reduced considerably. In Revenue Procedure 2011-16, the IRS announced a safe harbor under which a REIT is not required to reapportion the interest income on a mortgage loan upon a modification of the loan if the modification was occasioned by a default or would present a substantially reduced risk of default, and certain other requirements are met. Revenue Procedure 2011-16 may therefore allow us to modify our distressed debt investments without adversely affecting the qualification of interest income from such debt investments for purposes of the 75% gross income test. However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2011-16,which could adversely affect our ability to satisfy the 75% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

        To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

        Any amount includable in gross income by us with respect to a regular or residual interest in a REMIC is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a REMIC consist of real estate assets, we will be treated as receiving directly our proportionate share of the income of the REMIC, which would generally include non-qualifying income for purposes of the 75% gross income test.

        We have and may continue to invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate-asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We treat certain mezzanine loans that may not meet all of the requirements for reliance on this safe harbor as real estate assets giving rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise not adversely affecting our qualification as a REIT. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% REIT gross income test. If such a challenge were to cause us to fail the REIT asset tests described below or the 75% REIT gross income test, we could be required to pay a penalty tax or fail to qualify as a REIT.

        We also hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

Rents from Real Property

        Lease income we receive will qualify as "rents from real property" only if the following conditions are met:

  •
  The amount of lease income may not be based in whole or in part on the income or profits of any person. "Rents from real property" may, however, include lease income based on a fixed percentage of receipts or sales. Some of the leases we have entered into provide for participation or similar rights in the net cash flow of the lessee in the excess of a threshold amount. Any amount received or accrued that is attributable to any such participation or similar rights would cause all rents received or accrued by us with respect to such lease to fail to qualify as "rents from real property." We have not received or accrued and do not expect to receive or accrue any amount attributable to any participation or similar rights with respect to these leases which, together with other nonqualifying income (for purposes of the 75% or 95% gross income tests) received or accrued during the same taxable year, would have caused or would cause us to violate the 75% or 95% gross income test for that taxable year;

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  Lease income received from a tenant will not qualify as "rents from real property" if we, or an actual or constructive owner of 10% or more of us, actually or constructively owns 10% or more of such tenant;

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  Lease income attributable to personal property leased in connection with a lease of real property does not exceed 15% of the total lease income received under the lease;

  •
  We generally may not render services to tenants of the property, other than through an independent contractor from whom we derive no revenue. We may, however, provide services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. In addition, we may provide a de minimis amount of non-customary services. Finally, we may provide certain non-customary services to tenants through a taxable REIT subsidiary.

        We intend to maintain our REIT qualification by carefully monitoring any potential nonqualifying income for purposes of the 75% and 95% gross income tests discussed above. If we fail to satisfy one or both of the 75% or 95% gross income tests for any year, we may still qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may be entitled to relief if:

  •
  our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect; and

  •
  we attach a schedule of the sources of our income to our U.S. federal income tax return.

        It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. See "—Relief from Violations; Reasonable Cause." If these relief provisions do not apply to a particular set of circumstances, we would not qualify as a REIT. As discussed above in "—Taxation of iStar Financial—General," even if these relief provisions apply, and we retain our qualification as a REIT, a tax would be imposed with respect to our income that does not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodically monitoring our income.

Foreclosure Property

        We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise constitute qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described below, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We have made foreclosure property elections with respect to certain of our properties, and we expect to make the foreclosure property election with respect to other property we acquire through foreclosure if the election is available (which may not be the case if we were to acquire "distressed loans"). The income related to such properties for which a foreclosure property election is made that otherwise would be nonqualifying for purposes of the REIT gross income tests, and is therefore subject to U.S. federal income tax at a 35% rate, could be material.

Prohibited Transaction Income

        Any gain realized by us on the sale of any property, other than foreclosure property, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be prohibited transaction income, and subject to a 100% penalty tax. Prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. While the Internal Revenue Code provides standards which, if met, would not result in prohibited transaction income, we may not be able to meet these standards in all circumstances.

Fee income

        We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on, or an interest in, real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary are not included for purposes of the REIT gross income tests.

Dividend income

        We may receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Hedging Transactions

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified, as specified in Treasury regulations, before the close of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests that is clearly identified as such before the close of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test.

        Except to the extent provided by Treasury regulations, any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test (but generally will constitute non-qualifying gross income for purposes of the 75% income test).

        To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Foreign Investments

        To the extent that we make investments and incur obligations in currencies other than the U.S. dollar, we may generate foreign currency gains and losses. Foreign currency gain that qualifies as "real estate foreign exchange gain" is excluded from both the 75% and 95% income tests, while income from foreign currency gains that qualifies as "passive foreign exchange gain" is excluded from the 95% income test, but is treated as non-qualifying income for the 75% income test.

        "Real estate foreign exchange gain" is foreign currency gain attributable to (i) any item of income or gain which qualifies for purposes of the 75% income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) becoming or being the obligor under debt obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes foreign currency gain attributable to a qualified business unit, or QBU, of the REIT if the QBU meets the 75% income test for the taxable year and the 75% asset test at the close of each quarter of the taxable year that the REIT directly or indirectly owned an interest in the QBU. "Passive foreign exchange gain" includes all real estate foreign exchange gain plus foreign currency gain attributable to (i) any item of income or gain which qualifies for purposes of the 95% income test, (ii) the acquisition or ownership of debt obligations and (iii) becoming or being the obligor under debt obligations. The Treasury Department has the authority to expand the definition of real estate foreign exchange gain and passive foreign exchange gain to include other items of foreign currency gain.

        We may recognize foreign currency gains that are not treated as qualifying income for purposes of the 95% and 75% gross income tests. In addition, income we derive from foreign real property held through a foreign corporation may not be treated as qualifying income for purposes of the 95% gross income test (and will not be treated as qualifying income for purposes of the 75% gross income test). To reduce the risk of non-qualifying foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive or expense we incur from our non-U.S. dollar denominated assets and obligations. While we intend to manage our non-U.S. dollar denominated assets and obligations in a manner that does not jeopardize our ability to qualify as a REIT, there can be no assurance that the IRS will not challenge our qualification as a REIT as a result of foreign currency gains derived from such assets and obligations.

Phantom income

        Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

        Some of the debt instruments that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt instruments, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the debt instrument in question will be made, with consequences similar to those described in the previous paragraph if all payments on the debt instruments are not made.

        In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

        We may hold or acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, particularly in the case of a debt instrument acquired at a discount to its face amount, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes.

        Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

        Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Annual distribution requirements."

Excess Inclusion Income

        If we are deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement may be treated as a taxable mortgage pool for U.S. federal income tax purposes. If all or a portion of our company is considered a taxable mortgage pool, our qualification as a REIT generally should not be impaired; however, a portion of our taxable income may be characterized as "excess inclusion income." In addition, if we acquire residual interest in a REMIC, a portion of our income derived from such residual interest may also be characterized as excess inclusion income.

        IRS guidance indicates that our excess inclusion income will be allocated among our stockholders in proportion to our dividends paid. A stockholder's share of our excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most tax-exempt stockholders, and (iii) would result in the application of U.S. federal income tax withholding at a rate of 30%, without reduction for any otherwise applicable income tax treaty, in the hands of a non-U.S. stockholder. In addition, we will be subject to tax at the highest U.S. federal corporate income tax rate on our excess inclusion income allocated to "disqualified organizations" (generally, tax-exempt investors that are not subject to U.S. federal income tax on unrelated business taxable income, including governmental organizations and charitable remainder trusts) that hold our stock in record name. Further, the IRS has taken the position that broker/dealers and nominees holding our stock in "street name" on behalf of disqualified organizations are subject to U.S. federal income tax at the highest U.S. federal corporate income tax rate on our excess inclusion income allocated to such disqualified organizations. Similarly, a regulated investment company or other pass-through entity may be subject to U.S. federal income tax at the highest U.S. federal corporate income tax rate on our excess inclusion income to the extent such entities are owned by disqualified organizations.

        Although we have owned investments that produced excess inclusion income in the past, we have not owned any such assets for a number of years. It is not part of our investment strategy to own such assets, and our intent is not to expose our stockholders to excess inclusion income. Stockholders are urged to consult their tax advisors with regard to the U.S. federal, state and local income tax consequences to them of excess inclusion income.

Asset Tests

        At the close of each quarter of each of our taxable years, we must satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include real estate mortgages, real property, interests in other REITs and stock or debt instruments held for one year or less that are purchased with the proceeds of a stock offering or a long-term public debt offering. In addition, any regular or residual interests we hold in a REMIC are generally treated as a real estate asset for purposes of the asset tests described above. If, however, less than 95% of the assets of a REMIC consist of real estate assets, we will be treated as holding our proportionate share of the assets of the REMIC, which generally would include assets both qualifying and not qualifying as real estate assets. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class. Third, of the investments included in the 25% asset class and, except for investments in REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities that we hold may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Fourth, not more than 25% of the value of our total assets may be represented by securities in one or more taxable REIT subsidiaries.

        The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries or securities that are "real estate assets" for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Internal Revenue Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership, (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test, and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership.

        For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled taxable REIT subsidiaries" as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which: (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

        We expect that any real property and temporary investments that we acquire will generally be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which we own an interest consists of "real estate assets." Mortgage loans will generally be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property. In the event that we invest in a mortgage loan that is fully secured by both real property and other property, Revenue Procedure 2011-16 may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. Pursuant to Revenue Procedure 2011-16, the IRS has announced that it will not challenge a REIT's treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date. In addition, uncertainties exist regarding the application of Revenue Procedure 2011-16, particularly with respect to the proper treatment under the asset tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets. In addition, if we modify a distressed debt investment of ours by an agreement with the borrower, and if the modification is treated as a "significant modification" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to redetermine the portion of the loan that is treated as a real estate asset for purposes of the REIT asset tests. In Revenue Procedure 2011-16, the IRS has provided a safe harbor under which a REIT is not required to redetermine the value of real property securing a mortgage loan for purposes of the REIT asset tests in the event of a significant modification of the loan if the modification meets certain requirements. See "—Income Tests—Interest Income." However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in Revenue Procedure 2011-16,which could adversely affect our ability to satisfy the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in mortgage loans cause a violation of the REIT asset tests.

        We hold certain loans to one or more of our taxable REIT subsidiaries that are secured by real property. We treat these mortgage loans as qualifying assets for purposes of the REIT assets tests to the extent that they are secured by real property under the rules described above. As a result, we do not treat such loans as subject to the limitation that securities from taxable REIT subsidiaries must constitute less than 25% of our total assets. While we believe that loans to a taxable REIT subsidiary are treated as qualifying real estate assets for purposes of the REIT asset tests to the extent they are secured by real property, the U.S. federal income tax treatment of such loans is not entirely clear. If the IRS were to successfully challenge our treatment of these mortgage loans as qualifying real estate assets, our ability to meet the REIT asset tests and other REIT requirements could be adversely affected.

        Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test, the 5% asset test and the 10% vote or value test. See "—Income Tests." We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above. However, to the extent that our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

        The asset tests must be satisfied not only on the last day of the calendar quarter in which we acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire or increase our ownership interest in securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of the quarter. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and the such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally, within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred) to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the thirty day cure period, by taking steps, including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test. See "—Relief from Violations; Reasonable Cause."

        We believe that our holdings of securities and other assets will comply with the foregoing REIT asset test requirements, and we intend to monitor our compliance with such tests on an ongoing basis. There can be no assurance, however, that we will continue to be successful in this effort. We do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, the values of some of our assets may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances and we may not meet the IRS safe harbor described above with respect to one or more of our mezzanine loans, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

Relief from Violations; Reasonable Cause

        The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described above under "—Income Tests," in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see "—Asset Tests" above) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we did not have reasonable cause for a failure, we would fail to qualify as a REIT. Whether we would have reasonable cause for any such failure cannot be known with certainty because the determination of whether reasonable cause exists depends on the facts and circumstances at the time and we cannot provide any assurance that we in fact would have reasonable cause for a particular failure or that the IRS would not successfully challenge our view that a failure was due to reasonable cause. Moreover, we may be unable to actually rectify a failure and restore asset test compliance within the required timeframe due to the inability to transfer or otherwise dispose of assets, including as a result of restrictions on transfer imposed by our lenders or undertakings with our co-investors and/or the inability to acquire additional qualifying assets due to transaction risks, access to additional capital or other considerations. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Annual Distribution Requirements

        To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of: (1) 90% of our "REIT taxable income;" and (2) 90% of our after tax net income, if any, from foreclosure property; minus (3) the excess of the sum of certain items of non-cash income over 5% of our "REIT taxable income." In general, "REIT taxable income" means taxable ordinary income without regard to the dividends paid deduction. We have recorded net operating losses and may record significant net operating losses in the future, which may reduce our taxable income in future periods and lower or eliminate entirely our obligation to pay dividends for such periods in order to maintain our REIT qualification. In addition, in order to qualify as a REIT for any given taxable year, we are required to distribute prior to the end of such year any earnings and profits from any non-REIT taxable year. We believe that we have satisfied this requirement.

        We are required to distribute income, if any, in the taxable year in which it is earned or in the following taxable year if such dividend distributions are declared in October, November or December of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return and paid on or before our first regular dividend payment following such declaration, provided such payment is made during the twelve-month period following the close of our taxable year. These distributions are taxable to holders of common stock in the year in which paid, even though these distributions relate to our prior year for purposes of our 90% distribution requirement.

        In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

        To the extent that we distribute at least 90%, but less than 100% of our "REIT taxable income," we will be subject to tax at regular corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

        From time to time we may not have sufficient cash or other liquid assets to meet the above distribution requirements due to timing differences between the actual receipt of cash and payment of expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. For example, we may acquire debt instruments or notes whose face value may exceed their issue price as determined for U.S. federal income tax purposes, resulting in original issue discount, such that we will be required to include in our income a portion of the original issue discount each year that the instrument is held before we receive any corresponding cash. Furthermore, we will likely invest in assets that accrue market discount, which may require us to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. If these timing differences occur, in order to meet the REIT distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. In addition, various aspects of such a taxable stock dividend are uncertain and have not yet been addressed by the IRS, and the guidance that has been provided by the IRS has imposed certain limitations on the ability of a REIT to satisfy the REIT distribution requirements with a taxable stock dividend. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock.

        Under certain circumstances, we may be able to rectify a failure to meet a distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being subject to tax on amounts distributed as deficiency dividends. We will be required, however, to pay interest based upon the amount of any deduction claimed for deficiency dividends. In addition, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute each year at least the sum of 85% of our ordinary income for the year, 95% of our capital gain income for the year, and any undistributed taxable income from prior periods. We intend to make timely distributions so that we are not subject to the 4% excise tax.

Recordkeeping Requirements

        We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Failure to Qualify

        In the event we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to wilful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation of the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause.

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, and possibly increased state and local taxes, on our taxable income at regular corporate rates. Such taxation would reduce the cash available for distribution by us to our stockholders. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders through 2012 will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 15%, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to statutory relief.

Tax Aspects of Investments in Partnerships

General

        We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on such items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT gross income tests, based on our capital interest in such partnership, and we will include our share of partnership items in our computation of our taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership, excluding for these purposes certain excluded securities as described in the Internal Revenue Code). See "—Effect of Subsidiary Entities—Ownership of a Partnership Interest" above. Consequently, to the extent that we hold an equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

        The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, would be subject to an entity-level tax on its net income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in "—Requirements for Qualification as a REIT—Asset Tests" and "—Income Tests" above, and in turn could prevent us from qualifying as a REIT. See "—Requirements for Qualification as a REIT—Failure to Qualify," below, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for U.S. federal income tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Allocations with Respect to Partnership Properties

        Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution, or a book-tax difference. Such allocations are solely for U.S. federal income tax purposes and do not affect the partnership's capital accounts or the other economic or legal arrangements among the partners.

        To the extent that any of our subsidiary partnerships acquire appreciated (or depreciated) properties by way of capital contributions, allocations would need to be made in a manner consistent with these requirements. As a result, we could be allocated greater or lesser amounts of depreciation and taxable income in respect of such contributed properties than would have been the case if all of the partnership's assets had been acquired in exchange for cash at their agreed upon fair market value.

Taxation of Taxable U.S. Stockholders

        When we use the term "U.S. stockholder," we mean a beneficial owner of shares of our stock who is, for U.S. federal income tax purposes:

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  a citizen or resident of the United States;

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  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless Treasury regulations provide otherwise;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust (a) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has a valid election in place to be treated as a U.S. person.

        If a partnership (or other entity treated as a partnership for U.S. tax purposes) holds shares of our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of shares of our stock.

Distributions Generally

        Provided that we continue to qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends will generally be taxable to our U.S. stockholders as ordinary income. For this purpose, our earnings and profits will be allocated first to our outstanding preferred shares, and then to our outstanding common shares. Provided we qualify as a REIT, our dividends will not be eligible for the dividends received deduction generally available to U.S. stockholders that are corporations.

        Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable C corporations. An exception applies, however, and individual U.S. stockholders are taxed at such rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) "REIT taxable income" that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable domestic C corporations (including taxable REIT subsidiaries) and certain foreign corporations or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions that has been subject to tax at the REIT level.

        To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated as a tax-free return of capital to each U.S. stockholder, and will reduce the adjusted tax basis which each U.S. stockholder has in its shares of stock by the amount of the distribution, but not below zero. Return of capital distributions in excess of a U.S. stockholder's adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets, and will be taxable as long-term capital gain if the shares have been held for more than one year.

        Dividends we declare in October, November, or December of any year and pay to a stockholder of record on a specified date in any of those months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we pay the dividend in January of the following year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses, or any credits for foreign taxes incurred by us. In addition stockholders are not allowed to use any of their net operating losses to offset any portion of our dividends treated as excess inclusion income. See "—Excess Inclusion Income." As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Capital Gain Distributions

        Distributions designated as net capital gain dividends will be taxable to U.S. stockholders as capital gain income. Such capital gain income will be taxable to U.S. stockholders at a maximum rate of 15%

(through 2012) in the case of U.S. stockholders who are individuals and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals to the extent of previously claimed depreciation deductions. U.S. stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Retention of Net Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains. If we make this election, we would pay tax on such retained capital gains. In such a case, our stockholders would generally:

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  include their proportionate share of our undistributed net capital gains in their taxable income;

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  receive a credit for their proportionate share of the tax paid by us; and

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  increase the adjusted basis of their stock by the difference between the amount of their capital gain and their share of the tax paid by us.

Passive Activity Losses and Investment Interest Limitations

        Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation but the foregoing rule will not apply to distributions representing dividends to the extent such amounts are taxed at the preferential rates as discussed below unless the U.S. stockholders elect to be taxed on such amounts at a higher rate.

Dispositions of Stock

        If you are a U.S. stockholder and you sell or dispose of your shares of stock, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares of stock. In general, a U.S. stockholder's adjusted tax basis will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2012, if the shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2012) if the shares are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT's "unrecaptured Section 1250 gain."

        Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, if you are a U.S. stockholder and you recognize loss upon the sale or other disposition of stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us which were required to be treated as long-term capital gains.

        If a U.S. stockholder recognizes a loss upon a subsequent disposition of shares of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of the Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are broadly written, and apply to transactions that would not typically be considered tax shelters. In addition, legislative proposals have been introduced in Congress, which, if enacted, would impose significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of shares of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare tax on unearned income

        Recently enacted legislation requires certain U.S. stockholders that are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Legislation relating to foreign accounts

        Under recently enacted legislation, certain payments made after December 31, 2013 to "foreign financial institutions" in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock. See "Legislation Relating to Foreign Accounts" below.

Taxation of Tax-Exempt Stockholders

        Except as provided below, the IRS has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt entity, provided that the shares of the REIT are not otherwise used in an unrelated trade or business. Based on that ruling, provided that a tax-exempt stockholder has not held its shares as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax exempt stockholder), the shares are not otherwise used in a unrelated trade or business, and we do not hold an asset that gives rise to "excess inclusion income" (see "—Taxable Mortgage Pools" and "—Excess Inclusion Income") dividend income on our stock and income from the sale of our stock should not be unrelated business taxable income to a tax-exempt stockholder. We may engage in transactions that would result in a portion of our dividend income being considered "excess inclusion income," and accordingly, a portion of our dividends received by a tax-exempt stockholder could be treated as unrelated businesses taxable income. See "—Taxation of Tax-Exempt Stockholders; Excess Inclusion Income."

        For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to any pension trust which:

  •
  is described in Section 401(a) of the Internal Revenue Code;

  •
  is tax-exempt under Section 501(a) of the Internal Revenue Code; and

  •
  holds more than 10%, by value, of the interests in the REIT.

        Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as "qualified trusts." A REIT is a "pension held REIT" if:

  •
  it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by a qualified trust is treated, for purposes of the 5/50 rule, as owned by the beneficiaries of the trust, rather than by the trust itself; and

  •
  either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

        The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of:

  •
  the unrelated business taxable income earned by the REIT, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

  •
  the total gross income of the REIT.

        A de minimis exception applies where the percentage is less than 5% for any year. As a result of the limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT."

Excess Inclusion Income

        A portion of our net income (and, therefore, a portion of the dividends payable by us) may be treated as excess inclusion income from a residual interest in a REMIC or taxable mortgage pool, which may constitute unrelated business taxable income to a tax-exempt stockholder. See "—Excess Inclusion Income." Although we do not currently own any residual interests in a REMIC or taxable mortgage pool, it is possible that we may own such interests in the future. Prospective stockholders should consult their tax advisors regarding the U.S. federal income tax consequences to them of incurring excess inclusion income.

        Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

        The rules governing U.S. federal income taxation of beneficial owners of our stock that are not U.S. stockholders, or Non-U.S. stockholders, are complex and no attempt will be made herein to provide more than a summary of such rules.

        PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FOREIGN, U.S. FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT INCLUDING ANY REPORTING REQUIREMENTS.

        Distributions to Non-U.S. stockholders that are not attributable to gain from sales or exchanges by us of U.S. real property interests and are not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will generally be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from an investment in our stock is treated as effectively connected with the Non-U.S. stockholder's conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions made to a Non-U.S. stockholder unless: (1) a lower treaty rate applies and any required form, such as an IRS Form W-8BEN, evidencing eligibility for that reduced rate is provided by the Non-U.S. stockholder to us; or (2) the Non-U.S. stockholder provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income.

        Any portion of the dividends paid to Non-U.S. stockholders that is treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. See "—Excess Inclusion Income."

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. stockholder's stock, such distributions will give rise to tax liability if the Non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. To the extent that our stock is subject to tax under FIRPTA, as further discussed below, we will also be required to withhold 10% of any distribution in excess of our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, any portion of a distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 10%.

        For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges of a U.S. real property interest, which includes certain interests in U.S. real property, but generally does not include mortgage loans, will be taxed to a Non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. We hold both assets that constitute U.S. real property interests and assets that do not. To the extent our assets do not constitute U.S. real property interests, distributions by us from the sales of such assets will not be subject to tax under the FIRPTA rules. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. stockholder as if such gain were effectively connected with a U.S. business. Non-U.S. stockholders thus would be taxed at the normal capital gain rates applicable to U.S. stockholders, and will also be subject to a U.S. federal withholding tax on such distributions. Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a Non-U.S. stockholder that is a corporation. However, the FIRPTA withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the Non-U.S. stockholder did not own more than 5% of such class of stock at any time during the taxable year. Instead, any such capital gain dividend will be treated as a distribution subject to the rules applicable to ordinary dividends discussed above. Also, the branch profits tax will not apply to such a distribution.

        Gain recognized by a Non-U.S. stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by Non-U.S. persons. Although we currently believe that we are a domestically controlled REIT, because our stock is publicly traded, no assurance can be given that we are or will remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, an alternative exemption to tax under FIRPTA might be available if either (a) we are not (and have not been for the five year period prior to the sale) a U.S. real property holding corporation (as defined in the Internal Revenue Code and applicable Treasury regulations to generally include a corporation, 50% or more of the assets of which consist of U.S. real property interests) or (b) the selling Non-U.S. stockholder owns, actually or constructively, 5% or less of our stock throughout a specified testing period and our shares are regularly traded (as defined in applicable Treasury regulations) on an established securities market. If we did not qualify as a domestically controlled REIT and a Non-U.S. stockholder does not qualify for the above exception, amounts realized by such Non-U.S. stockholder upon a sale of our stock generally would be subject to withholding under FIRPTA at a rate of 10%.

        Notwithstanding the foregoing, if a Non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, and such Non-U.S. stockholder (or a person related to such Non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be subject to tax under FIRPTA to such Non-U.S. stockholder, then such Non-U.S. stockholder will be subject to tax under FIRPTA in an amount that, but for the disposition, would have been subject to tax under FIRPTA.

        Gain not subject to FIRPTA will be taxable to a Non-U.S. stockholder if: (1) the Non-U.S. stockholder's investment in the stock is effectively connected with a U.S. trade or business, in which case the Non-U.S. stockholder will generally be subject to the same treatment as U.S. stockholders with respect to such gain, and will also be subject to the branch profits tax; or (2) the Non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the stock were to be subject to taxation under FIRPTA, the Non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain.

Backup Withholding and Information Reporting

        We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

        We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

Legislation Relating to Foreign Accounts

        Recently enacted legislation may impose withholding taxes on U.S. source payments made after December 31, 2013 to "foreign financial institutions" and certain other non-U.S. entities, and on disposition proceeds of U.S. securities realized after December 31, 2014. Recently enacted legislation may impose withholding taxes on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders (as defined in above) who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Foreign Taxation

        We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or make investments, and our stockholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. In addition, your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign tax laws on an investment in our securities.

Sunset of Reduced Tax Rate Provisions

        Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include those related to the reduced maximum income tax rate for capital gain of 15% (rather than 20%) for taxpayers taxed at individual rates, qualified dividend income, including the application of the 15% capital gain rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of sunset provisions on an investment in our common stock.

Possible Legislative or Other Actions Affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect us and our investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax law applicable to us or our investors will be changed.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or we may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as agents to offer and sell the securities to purchasers upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed that customary in the types of transactions involved.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        In connection with the offering of the securities described in this prospectus and an accompanying prospectus supplement, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the security being offered. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

        The underwriters in an offering of these securities may also create a "short position" for their account by selling more equity securities or a larger principal amount of debt securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing the securities in the open market following completion of the offering or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in an accompanying prospectus supplement may result in the maintenance of the price of our securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        Any underwriters and their affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

LEGAL MATTERS

        Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, will pass upon the validity of the securities we are offering by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering. Clifford Chance US LLP will rely upon the opinion of Venable LLP with respect to certain matters of Maryland law.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference in this prospectus the following documents which we have previously filed with the Securities and Exchange Commission under the File Number 001-15371:

  (1)
  Annual Report on Form 10-K for fiscal year ended December 31, 2011.

  (2)
  Definitive Proxy Statement dated April 12, 2012.

  (3)
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012.

  (4)
  Current Reports on Form 8-K filed on March 23, 2012, May 4, 2012 and May 11, 2012.

  (5)
  The description of the shares of common stock contained in the Registration Statement on Form 8-A on October 5, 1999.

        Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus from the time they are filed. If anything in a report or document we file after the date of this prospectus changes anything in it, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.

        We will provide to each person to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide this information at no cost to the requestor upon written or oral request addressed to iStar Financial Inc., 1114 Avenue of the Americas, New York, New York 10036, attention: Investor Relations Department (Telephone: (212) 930-9400).

INFORMATION WE FILE

        We file annual, quarterly and current reports, proxy statements and other materials with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the SEC. The address of that site is http://www.sec.gov.

        Reports, proxy statements and other information we file also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

$100,000,000

        % Convertible Senior Notes due 2016

Preliminary Prospectus Supplement

BofA Merrill Lynch
Barclays
J.P. Morgan

                        , 2012